Exhibit 10.2

Confidential Treatment Requested by Puma Biotechnology, Inc.

Execution Copy

LICENSE AGREEMENT

By and between

Puma Biotechnology, Inc.

and

Pint Pharma International SA

March 30, 2018

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

LICENSE AGREEMENT

Puma Biotechnology, Inc., a corporation organized and existing under the laws of Delaware with offices at 10880 Wilshire Blvd Suite 2150, Los Angeles, CA 90024 (“Puma”) and Pint Pharma International SA, a company organised and existing under the laws of Switzerland and having its principal place of business at Route de Chenaux 9, 1091 Bourg-en-Lavaux, Switzerland ("Pint”) have entered into this License Agreement as of March 30, 2018 (the “Effective Date”).

Background

Whereas, prior to the Effective Date, Puma has entered into a License Agreement with Pfizer (as defined below) dated August 18, 2011, as amended (the “Pfizer License Agreement”), pursuant to which Puma receive an exclusive, worldwide license, with the right to grant sublicenses, to develop and commercialize neratinib;

Whereas, Puma is developing and commercializing the pharmaceutical product known as NerlynxTM (neratinib) (as more specifically described below, the “Product”);

Whereas, Puma has obtained regulatory approval of neratinib in the United States;

Whereas, Pint has expertise in obtaining regulatory approval for and commercializing pharmaceutical products in the Territory (as defined below);

Whereas, Pint wishes to obtain from Puma, and Puma wishes to grant to Pint, certain rights and licenses under intellectual property controlled by Puma to commercialize neratinib in the Territory on the terms and conditions of this Agreement;

Whereas, Pint wishes to have Puma supply, and Puma wishes to supply to Pint, the Product to Pint for use and sale in the Territory, on the terms and conditions of this Agreement.

Now, therefore, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Agreement

1	Overview. Under this Agreement, as more specifically provided in the body of the Agreement:

1.1	Definitions. Defined terms have the meanings given to them in Section 3.

1.2	License Grant and Related Matters.

1.2.1

Puma grants an exclusive license to Pint in the Territory under the Puma Patent Rights and Puma Know-How as provided in Section 3.1 and under the Product Trademarks as provided in Section 3.2.  Puma also agrees to make certain related technology transfers to allow Pint to practice its licensed rights, as provided in Section 3.4.

1.2.2	Section 3.5 defines Pint’s diligence obligations in regard to exercising the rights granted to Pint under the licenses.

1.2.3	The Parties agree to certain exclusivity obligations, including agreement by Pint to obtain all Product for sale in the Territory exclusively from Puma, as provided in Section 3.6.

1.3	Regulatory Approvals, Data Sharing and Related Matters.

1.3.1	The Parties agree to cooperate to allow Pint to obtain and maintain Regulatory Approvals for the Product in the Territory, as provided in Sections 4.1 through 4.6

1.3.2	The Parties agree to share data and to handle adverse event reporting as provided in Section 4.7 and 4.8.

1.3.3	Sections 4.9 provides for regulatory inspections and Section 4.10 for recalls and withdrawals.

1.4	Product Manufacture and Supply

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Confidential Treatment Requested by Puma Biotechnology, Inc.

Puma agrees to Manufacture Products as provided in Section 5.1 and to supply Products to Pint pursuant to a Supply Agreement to be entered into by the Parties as provided in Section 5.2.

1.5	Upfront, Milestone and Royalty Payments. Pint will pay to Puma an upfront payment, milestone payments and royalty payments, as provided in Section 6.

1.6	Intellectual Property Matters, including ownership of inventions, patent prosecution, enforcement against infringement and defence against claims of infringement, are provided for in Section 7.

1.7	Confidentiality and Related Obligations are provided for in Section 8.

1.8	Representations and Warranties. The Parties’ representations and warranties are provided in Section 9.

1.9	Section 10 covers Indemnification, Limitation of Liability and Insurance.

1.10	Term and Termination provisions are defined in Section 11.

1.11	Section 12 covers Publicity and Publications.

1.12	Section 13 provides for the creation of a Joint Steering Committee and Alliance Managers.

1.13	Section 14 defines Dispute Resolution.

1.14	Section 15 covers a number of miscellaneous provisions, including assignment, force majeure and choice of law.

2	DEFINITIONS

2.1

“Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party.  For the purpose of this definition, “control” shall refer to: (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise,

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or (b) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities of such entity.
2.2

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), the U.K. Bribery Act 2010, (b) the criminal code of each Region in the Territory, and (c) the domestic laws of the Territory.

2.3

“Applicable Laws” means all applicable laws, statutes, rules, regulations and guidelines, including, without limitation, all good manufacturing practices and all applicable standards or guidelines promulgated by the appropriate Regulatory Authority and the rules and regulations of a securities exchange.

2.4

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York, New York or in any of the Major Market Countries are authorized or required by law to remain closed.

2.5

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, provided, however: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the Calendar Quarter in which the Effective Date occurs; and (b) the last Calendar Quarter shall extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.

2.6

“Calendar Year” means for the first Calendar Year, the period beginning on the Effective Date and ending on December 31, 2018, and for each Calendar Year thereafter, any twelve (12) month period commencing on January 1, except that the last Calendar Year shall commence on January 1 of the year in which this Agreement expires or terminates and end on the effective date of such expiration or termination.

2.7

“cGMP” means current good manufacturing practices, and compliance with the applicable regulations, guidance and practices in force in the country(ies) of Manufacture of the Product and the Territory relating to the Manufacture of the Compound and the Product, as amended from time to time.

2.8

“Commercialize”, “Commercializing” or “Commercialization” means any and all activities related to the pre-marketing, launching, marketing, promotion (including advertising and detailing), labelling, pricing and reimbursement, distribution, storage, handling, offering for sale, selling, importing and exporting for sale, distribution, customer service and support,

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and post-marketing safety surveillance and reporting of a product (including a Product), but not including Manufacturing.
2.9

"Commercially Reasonable Efforts" means, with respect to the Development or Commercialization of a Product by any company in any jurisdiction, that level of efforts and resources commonly dedicated in the pharmaceutical industry by a company of similar size and financial and scientific resources to the Development or Commercialization, as the case may be, in such jurisdiction of a product of similar commercial potential at a similar stage in its lifecycle, in each case taking into account issues of safety and efficacy, product profile, the proprietary position of the product in such jurisdiction, the then current and likely future competitive environment for such product in such jurisdiction and the likely timing of such product's entry into the market in such jurisdiction, the regulatory environment (including any applicable pricing and reimbursement requirements) and status of such product in such jurisdiction, and other relevant scientific, technical and commercial factors.

2.10

“Compound” means (a) the therapeutically active pharmaceutical ingredient in the Product designated by Puma as NerlynxTM, which ingredient is also known as “neratinib,” “WAY 179272” or “HKI-272” (the “Neratinib Compound”), (b) the compound designated by Puma as PF-05208766, also known as “WAY 178357” or “HKI-357” (the “HKI-357 Compound”), (c) any other compound covered by the claims of U.S. Patent No. 7,399,865 (the “ ‘865 Patent”) or any issued foreign counterpart thereof having claims equivalent to the claims of the ‘865 Patent, (d) any compound listed on Schedule 2.10, (e) all [***], and (f) all [***].

2.11

“Control” or “Controlled” means, with respect to any Intellectual Property Right, material or document, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under such Intellectual Property Right, or to provide or provide access to such material or document, to the other Party without breaching the terms of any agreement with a Third Party.

2.12	“Data Base” and “Data Base Plan” are defined in Section 4.7.
2.13

“Develop” or “Development” means non-clinical and clinical drug research and development activities, whether before or after Regulatory Approval, including drug metabolism and pharmacokinetics, translational research,

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toxicology, pharmacology, test method development and stability testing, process and packaging development and improvement, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, conduct of clinical studies, regulatory affairs, the preparation and submission of Regulatory Filings, clinical study regulatory activities, and any other activities directed towards obtaining Regulatory Approval of any Product. Development includes use and importation of the relevant Compound or Product to conduct such Development activities.  Development will not include Commercialization activities.

2.14	“Dollars” or “$” shall mean the legal tender of the United States of America.
2.15	“EMA” means the European Medicines Agency, or a successor agency thereto.
2.16	“EMA Approval” means, with respect to any Product and any specific indication, Marketing Authorization by the EMA for such Product in such indication.
2.17	“FDA” means the United States Food and Drug Administration, or a successor federal agency thereto.
2.18	“FDA Approval” means, with respect to any Product and any specific indication, Marketing Authorization by the FDA for such Product in such indication.
2.19

“First Commercial Sale” means with respect to a Product in any country or regulatory jurisdiction, the first sale for use or consumption by an end user of the Product in such country or jurisdiction following receipt of Marketing Authorization for such Product in such country or jurisdiction.

2.20

“Force Majeure Event” means any event reasonably beyond the control of a Party including wars, hostilities, revolutions, riots, civil disturbances, national emergencies, strikes or lockouts, unavailability of supplies, epidemics, fires, floods, earthquakes, other forces of nature, explosions, embargoes, or any other acts of nature, in each case to the extent reasonably beyond the control of the Party.

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Confidential Treatment Requested by Puma Biotechnology, Inc.

2.21	“GAAP” means the generally accepted accounting principles in the United States, consistently applied.
2.22

“GHC License Agreement” means the License Agreement between The General Hospital Corporation d/b/a Massachusetts General Hospital (“MGH”) and Wyeth, an Affiliate of Pfizer, acting through its Wyeth Pharmaceuticals Division dated as of December 21, 2006.

2.23

“Governmental Authority” means any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal, official or officer, exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

2.24

“IND” means: (a) an investigational new drug application filed with the FDA for authorization for the investigation of a Product, and (b) any of its foreign equivalents as filed with the applicable Regulatory Authorities in other countries or regulatory jurisdictions in the Territory, as applicable.

2.25

“Initial Indication” means the use of the Product for the extended adjuvant treatment of adult patients with early stage HER2-overexpressed/amplified breast cancer, to follow adjuvant trastuzumab-based therapy.

2.26

“Intellectual Property Rights” means all trade secrets, copyrights, patents and other patent rights, Trademarks, moral rights, Know-How and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

2.27	“Joint Steering Committee” has the meaning set forth in Section 13.1.
2.28

“Know-How” means any invention, discovery, data, information, process, method, technique, material (including any chemical or biological material), technology, result, cell line, compound, probe, sequence or other know-how, whether or not patentable.

2.29

“Knowledge” means first hand and actual knowledge of the officers of Puma and is not meant to require or imply that any particular inquiry or investigation has been undertaken including, without limitation, obtaining any type of search or opinion of counsel.

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2.30	“Letter” means that letter agreement by and between Pint and Puma dated as of the Effective Date.

2.31	“Licensed Technology” means collectively, the Puma Patent Rights, the Puma Know-How and the Product Trademarks.

2.32	“Major Market Country” means each of Colombia, Brazil, Argentina, Peru and Mexico.
2.33

“Manufacture” or “Manufacturing” means all activities related to the production of a Product, including the production of any of the following to the extent used in a Product: any drug substance produced in bulk form for use as an active pharmaceutical ingredient, drug product, compounded or finished final packaged and labelled form, and in intermediate states, including but not limited to the following activities: reference standard preparation, cell bank preparation, mammalian cell production, purification, formulation, scale-up, packaging, disposition of product, quality assurance oversight, quality control testing (including in-process release and stability testing), storage of product or any component or ingredient thereof and validation activities directly related to all of the foregoing, and data management and recordkeeping related to all of the foregoing.  References to a Person engaging in Manufacturing activities will include having any or all of the foregoing activities performed by a Third Party.

2.34

“Marketing Authorization” means, with respect to a Product in any country or jurisdiction, all required approvals, registrations, licenses and authorizations required by the applicable Regulatory Authority to market and sell such Product in such country or jurisdiction.

2.35	“Milestone” means each milestone as set forth in Sections 6.2 and 6.3.
2.36	“Nerlynx” means the product known as NerlynxTM (neratinib), whose FDA New Drug Application number is 208051.
2.37

“Net Sales” means the gross amount invoiced by or on behalf of Pint, its Affiliates and their respective sublicensees for sales of any Product in the Territory (other than sales among Pint, its Affiliates or sublicensees for subsequent resale in which case the first sale to a Third Party that is not a sublicensee shall be used for calculation of Net Sales), less the following deductions if and to the extent they are (a) included in the gross invoiced

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sales price of the Product or otherwise directly incurred by Pint, its Affiliates and their respective sublicensees with respect to the sale of the Product, (b) normal and customary, and (c) not otherwise deducted in computing other amounts hereunder: (i) rebates, quantity and cash discounts, and other discounts to customers, (ii) taxes (except income taxes) and tariffs or duties paid, absorbed or allowed which are directly related to the sale of the Product, (iii) credits, allowances, discounts and rebates to, and chargebacks for, spoiled, damaged, outdated, rejected or returned Product (including in connection with Product withdrawals, expired Product and Product recalls), (iv) actual freight and insurance costs, including without limitation the costs of export licenses, shipping, postage and handling charges, incurred in transporting the Product to customers, (v) discounts or rebates or other payments required by Applicable Law, including any governmental special medical assistance programs, (vi) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of the Product, and (vii) bad debts actually written off in connection with such Products.

Subsections (i) through (vii) shall be collectively referred to as “Deductions”.  The following principles shall apply in the calculation of Net Sales:

In the case of any sale of Product which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment or when the Product is paid for, if paid for before shipment or invoice.

In the case of any sale or other disposal of Product for non-cash consideration, Net Sales shall be calculated as the fair market price of the Product in the country of sale or disposal.  Notwithstanding the foregoing, provision of the Product for the purpose of conducting pre-clinical or clinical research shall not be deemed to be a sale. For clarity, any Product provided as free samples or as charitable donations shall not give rise to any Net Sales.

Net Sales shall be determined in accordance with GAAP.

2.38	“Other Active Ingredient” means any therapeutically active pharmaceutical ingredient other than a Compound.
2.39	“Parties” means Pint and Puma.

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2.40

“Patents” means (a) unexpired letters patent (including without limitation inventor’s certificates), including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, addition, renewal, supplemental protection certificate or inventor’s certificate, and (b) pending applications for letters patent, including without limitation any continuation, divisional, or continuation-in-part thereof, and any provisional or nonprovisional applications, and (c) all foreign or international equivalents of any of the foregoing in any country.

2.41

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization,
Governmental Authority or any other form of entity not specifically listed herein.

2.42	“Pfizer” means Pfizer Inc., a corporation organized and existing under the laws of Delaware with offices at 235 East 42nd Street, New York, NY 10017.
2.43	“Pfizer License Agreement” has the meaning set forth in the Background hereto.
2.44	“Product” means a Compound or any product that contains a Compound.
2.45

“Public Official or Entity” means any individual or entity acting in an official or public capacity on behalf of (a) Governmental Authority (including physicians, hospital administrators, and other healthcare professionals working for or on behalf of state-controlled healthcare organization), (b) any official or employee of a quasi-public or non-governmental international organization, (c) any employee or other Person acting for or on behalf of any entity that is wholly or partially government owned or controlled by a Governmental Authority, (d) any Person exercising legislative, administrative, judicial, executive, or regulatory functions for or pertaining to a Governmental Authority (including any independent regulator), (e) any political party official, officer, employee, or other Person acting for or on behalf of a political party and (f) any candidate for public office.

2.46	“Puma IP” means the Puma Know-How and the Puma Patent Rights.
2.47	“Puma Know-How” means any Know-How Controlled by Puma or any of its Affiliates at the Effective Date or during the Term that relates to the

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composition of any Compound or Product or to the Use or Manufacture of any Compound or Product.
2.48

“Puma Patent Right” means any Patent that (a) is Controlled by Puma or any of its Affiliates as of the Effective Date or during the Term and (b) claims the composition of matter, method of Using or Manufacturing, formulation or any other attribute of any Compound or Product.  For the avoidance of doubt, “Puma Patent Rights” shall:

2.48.1

include any Patent claim that claims the composition of matter of, or any method of making or method of using, a Compound Combination, where a “Compound Combination” is the combination of (x) any one or more Compounds together with any one or more Other Active Ingredients as a Combination Product or (y) two or more Compounds;

2.48.2

exclude any Patent claim that solely claims any composition of matter of, or method of making or method of using, any Other Active Ingredient or the composition of matter of, or any method of making or method of using, any combination of active ingredients other than a Compound Combination; and

2.48.3	include any Patent claim that claims, generically, the composition of matter of or the method of making or method of using both a Compound and an Other Active Ingredient.

For the further avoidance of doubt, Puma Patent Rights include any Joint Patent Right that claims the composition of matter, method of Using or Manufacturing, formulation or any other attribute of any Compound or Product.

2.49

“Quality Agreement” means the quality agreement regarding the assembly, packaging, quality control and release issues relating to the Product, including the quality tasks related to the transfer of the Product between the Parties, and to be negotiated in good faith and executed within [***].

2.50

“Redacted Pfizer License Agreement” means the terms and conditions of the Pfizer License Agreement to the extent that the same appear in the redacted version of the Pfizer License Agreement attached to the Letter.

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2.51

“Regulatory Approval” means, with respect to a Product in any country or jurisdiction, any approval (including where required, pricing and reimbursement approvals), registration, license or authorization that is required by the applicable Regulatory Authority to Develop or Commercialize the Product in such country or jurisdiction.

2.52	“Regulatory Authority” means any Governmental Authority responsible for granting any Regulatory Approval for a Product in the Territory.
2.53

“Regulatory Filing” means, with respect to a Product, any submission to a Regulatory Authority of any appropriate regulatory application, any submission to a regulatory advisory board, any Marketing Authorization application, and any supplement or amendment thereto.

2.54	“Required Documents” means those documents specified in the initial Regulatory Approval Plan as Required Documents to be delivered by the Required Document Deadline, (as defined therein).
2.55	“Required Documents Deadline” means the date that is [***].
2.56

“Royalty Term” means, on a Product-by-Product and country-by-country basis, the period commencing on the First Commercial Sale of the Product in such country and expiring upon the later of: (a) expiration or abandonment of the last Valid Claim of the Puma Patent Rights which covers Use of the Product in such country, or (b) the earlier of (x) the time when Generic Competitors to the Product have achieved [***] or more market share in such country based on unit volume, or (y) ten (10) years following the date of First Commercial Sale of the Product in such country.  “Generic Competitors” means, with respect to any Product being sold in any country, [***].

2.57	“Second Indication” means the use of Product for the treatment of metastatic breast cancer.
2.58

“Specification” means, with respect to any Product to be sold for use in an indication in any regulatory jurisdiction in the Territory, the finished product specification of the Product as approved by the applicable Regulatory Authority in such jurisdiction in the Marketing Authorization for such Product in such indication in such jurisdiction, as notified by Pint to Puma.  If Pint requires Puma to supply any Product for sale in any indication in any regulatory jurisdiction in the Territory prior to Marketing Authorization of such

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Product for sale in such indication in such jurisdiction, the Specification for such Product shall be those specifications for the Product specified by Pint to Puma based on the specifications Pint anticipates being approved by the Regulatory Authority for such indication in such jurisdiction or in the case of any Product supplied for Named Patient Sales, the specification for the Product as approved by the FDA in the FDA’s  authorization for the sale of such Product in such indication.

2.59

“Supply Agreement” means the agreement, contemplated by the Parties as of the date of this Agreement, between Pint and Puma, pursuant to which Puma shall supply the Product to Pint for purposes of Pint performing its responsibilities under this Agreement, as the same shall be executed and may be amended from time-to-time during the Term of this Agreement.

2.60	“Technology Transfer Plan” is defined in Section 3.4.1.
2.61	“Term” means the term of this Agreement, as defined in Section 11.
2.62

“Territory” means Belize, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua, and Panama, Argentina, Bolivia, Brazil, Chile, Colombia, Ecuador, Guyana, Paraguay, Peru, Suriname, Uruguay, and Venezuela, French Guiana, the Falkland Islands, and Mexico.

2.63	“Third Party” means any Person other than a Party or an Affiliate of a Party.
2.64	“Trademarks” has the meaning as set forth in Section 3.2.1.
2.65	“Use” means to Develop, Commercialize, use, sell, have sold, offer for sale, have offered for sale, import, and export.
2.66

“Valid Claim” means either: (a) a claim of an issued and unexpired patent included within the Puma Patent Rights, which has not been permanently revoked or declared unenforceable or invalid by an unreversed and unappealable or unreversed and unappealed decision of a court or other appropriate body of competent jurisdiction, or (b) a claim of a pending patent application included within the Puma Patent Rights, which claim was filed in good faith, has not been pending for more than [***] from its priority date, and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

3	License Grant and Technology Transfer; Pint’s Diligence Obligation; Exclusivity

3.1

License Grant.  Subject to the terms and conditions of this Agreement, Puma hereby grants to Pint an exclusive, sublicensable (subject to Section 3.3), royalty-bearing license, under Puma’s interest in the Puma IP, (i) to Use the Product in the Territory and (ii) to Manufacture or have Manufactured Product anywhere in the world, solely for Use in the Territory, such license to Manufacture only to be exercisable when and as provided in the Supply Agreement.

3.1.1

For clarity, Puma IP includes all intellectual property rights licensed to Puma under the Pfizer License Agreement, including any rights licensed to Puma through the Pfizer License Agreement as a result of the sub-license provided for therein to Puma of Pfizer’s rights under the GHC License Agreement, subject to Section 3.1.2.

3.1.2

Pint acknowledges that the rights granted by Puma to Pint under any Puma IP that is Controlled by Puma pursuant to the Pfizer License Agreement are, in addition to being subject to the terms and conditions of this Agreement, subject to the terms and conditions the Redacted Pfizer License Agreement regarding the rights granted to Puma thereunder.  For the avoidance of doubt, Puma shall be solely responsible for any amounts payable to Pfizer or any other obligations to Pfizer under the Pfizer License Agreement and Pint shall have no obligation under this Agreement to make any payment to Pfizer under the Pfizer License Agreement. Notwithstanding Article 8, pursuant to the Pfizer License Agreement, Pint acknowledges that Puma will furnish to Pfizer a true and complete copy of this Agreement and any current and future amendments thereto, which Agreement may be redacted to omit information not directly relevant to the performance of Puma’s obligations under the Pfizer License Agreement, within thirty (30) days after the Effective Date of this Agreement or any amendments hereto have been executed. To the extent reasonably requested by Puma from time-to-time, Pint will take reasonable steps to support Puma’s compliance with obligations under the Pfizer License Agreement that have been disclosed to Puma prior

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to execution of this Agreement and provided that Pint shall not be required to incur any material internal or out of pocket expenses to do so.

3.1.3

Direct License.  At Pint’s request at any time during the Term Puma shall exercise Puma’s rights under the Pfizer License Agreement (or any other license agreement with a Third Party licensor providing Puma with Control over any material Puma Patent Right or Puma Know-How), if such rights exist under such agreements, to request that Pfizer (or such other licensor) grant to Pint a direct license from Pfizer (or such other licensor) that would become effective on, or survive, termination of such agreement.  Pint acknowledges and agrees that Pfizer shall have no obligation to enter into any such direct license and that any other such licensor may have no obligation to consider such request or to enter into such a direct license.

3.2

Trademark License. Subject to the terms and conditions of this Agreement, Puma hereby grants to Pint an exclusive, sublicensable (subject to Section 3.3) license under Puma’s interest in any and all Product Trademarks (as defined below) Controlled by Puma to use such Product Trademarks for the purpose of Manufacturing, marketing, distributing, selling, or otherwise Developing and Commercializing, such Product in the Territory during the Term pursuant to the terms and conditions of this Agreement.

3.2.1	As used herein, “Trademark” means any registered or unregistered trademark, service mark, trade dress, trade name, logo, insignia, domain name, symbol, design, or combinations thereof.

3.2.2	A Product Trademark is any Trademark specifically identifying any Product, as used by Puma or any Affiliate of Puma or any of Puma’s licensees or sublicensees outside of the Territory.

For the sake of clarity, Product Trademarks do not include any Trademark that is also used generally by Puma, its Affiliate or its licensee or sublicensee, as the case may be, rather than specifically with the Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.3

Sublicense Rights.  Pint may sublicense the rights granted to it by Puma under this Agreement to any of its Affiliates (with prompt written notice to Puma but without any requirement for Puma’s consent) or to any Third Party solely with the prior written consent of Puma, which consent shall not be unreasonably withheld; provided that if a sublicense is granted to an Affiliate pursuant to the foregoing and such Affiliate becomes a non-Affiliate during the term of any such sublicense, Pint shall provide prompt written notice to Puma of such change of such sublicensee’s status to non-Affiliate and such non-Affiliate shall only permitted to continue performance under the applicable sublicense if approved in writing by Puma, such approval not to be unreasonably withheld.  Any such permitted sublicensee shall have the necessary financial, regulatory and technical capacity to carry out the portion of Pint’s obligations under this Agreement sublicensed to such party.  Any and all sublicenses shall be subject to the following requirements:

3.3.1	All sublicenses shall be subject to and consistent with the terms and conditions of this Agreement.

3.3.2	In no event shall any sublicense relieve Pint of any of its obligations under this Agreement.

3.3.3

Pint shall furnish to Puma a true and complete copy of each sublicense agreement and each amendment thereto, which sublicense agreement may be redacted to omit information not directly relevant to the performance of Pint’s obligations under this Agreement, within [***] after the sublicense or amendment has been executed.

3.4	Technology Transfer. Puma will provide to Pint such technology transfer as Pint may reasonably request, from time to time, to exercise the license rights granted to Pint under the Agreement.

3.4.1	The initial technology transfer will be made pursuant to the Technology Transfer Plan attached as Exhibit 3.4.1, at [***] expense except as otherwise provided in such Plan.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

3.4.2	Pint shall reimburse Puma for any costs, including both any out-of-pocket costs and Puma’s internal costs, reasonably incurred by Puma in connection with any further technology transfer.

3.4.3

Notwithstanding anything to the contrary in this Section 3.4, Puma shall not be obligated to provide Pint such technology transfer relating to the Manufacture of the Product until such time as Pint may exercise its right to Manufacture the Product, as provided in the Supply Agreement.

3.5

Pint’s Diligence Obligation.  Pint itself, or through its Affiliates or sublicensees, shall use Commercially Reasonable Efforts (a) to seek Marketing Authorization for Nerlynx in each Major Market Country in the Territory in the Initial Indication and (b) to seek Marketing Authorization for any other Product for which Puma obtains Marketing Authorization from the FDA or the EMA in each Major Market Country in the Territory in each indication for which such Product was approved by the FDA or the EMA.  When Pint obtains Marketing Authorization for any Product in any indication in any country in the Territory (whether or not such country is a Major Market Country), Pint itself, or through its Affiliates or sublicensees, shall use Commercially Reasonable Efforts to Commercialize such Product in such indication in such country.

3.5.1

Pint will have no obligation to seek Marketing Authorization for any Product in any indication in any jurisdiction unless and until Puma has achieved FDA Approval or EMA Approval for such Product in such indication.

3.5.2

The Parties acknowledge that under appropriate circumstances it may fall within Commercially Reasonable Efforts not to seek or not to continue to seek Marketing Authorization for a specific Product in a specific indication in a specific jurisdiction or not to Commercialize or continue to Commercialize a specific Product in a specific indication in a specific jurisdiction.

3.5.3	Effect of Sublicensing on Diligence Obligations. Sublicensing will not relieve Pint of its diligence obligations. However, activity by any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

sublicensee(s) under any sublicense will count toward satisfaction of Pint’s diligence obligations.

3.6	Exclusivity and Related Restrictions.

3.6.1

Pint to Obtain Supply of Products Exclusively from Puma.   Except as provided in the Supply Agreement, Pint and Pint’s Affiliates shall not Manufacture or have Manufactured, or license or sublicense any Third Party to Manufacture or have Manufactured, any Product for Use in the Territory but shall rather have the obligation to obtain supplies of such Product exclusively from Puma under the provisions of this Agreement.

3.6.2

Pint to Sell Products Exclusively for Use in the Territory.  Pint and Pint’s Affiliates shall use Commercially Reasonable Efforts to require, and to have any licensee or sublicensee require, that any Third Party to whom any of them sells Product in the Territory not sell or distribute such Product for Use outside of the Territory and, at the request of Puma, cease to sell such Product to any such Third Party if such Third Party continues to make material sales of such Product for Use outside of the Territory.

3.6.3	Puma and Puma’s Affiliates and Sublicensees Not to Sell Into Territory. During the Term, Puma and Puma’s Affiliates:

3.6.3.1	shall not Develop or Commercialize, or license or sublicense any Third Party to Develop or Commercialize any Product in the Territory except through Pint pursuant to this Agreement;

3.6.3.2	shall not Manufacture or supply any Product to any Third Party that Puma or its Affiliate or sublicensee knows will use supplied Product for Development or Commercialization in the Territory; and

3.6.3.3	shall not grant rights to, and shall require any licensee or sublicensee not to grant rights to, any Third Party to whom

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

any of them sells Product outside of the Territory, to sell or distribute such Product for Use in the Territory.

3.6.4	Exclusivity.

3.6.4.1

Each Party.  During the Term, Puma, Puma’s Affiliates, Pint, and Pint’s Affiliates shall each not Develop or Commercialize itself in the Territory, or license any Third Party to  Develop or Commercialize in the Territory, any product that [***], other than a Product for Use in the Territory in the Initial Indication or any other FDA Approved additional indication, or supply any Third Party with any such product for such Use in the Territory.

3.7

No Implied License.  No rights, other than those expressly set forth in this Agreement, are granted to either Party under this Agreement, and no additional rights will be deemed granted to either Party by implication, estoppel or otherwise, with respect to any intellectual property rights.  All rights not expressly granted by either Party or its Affiliates to the other under this Agreement are reserved.

4	Regulatory Approvals

4.1

Regulatory Filings and Approvals.  Any and all applications for Regulatory Approval for or related to any Product in the Territory will be filed in Pint’s name.  Pint will be responsible for obtaining and maintaining any Marketing Authorization for Product in the Territory.

4.2

Right of Cross Reference.  Puma hereby grants to Pint, its Affiliates and sublicensees the right to cross reference, in connection with any Regulatory Filing regarding Product in the Territory during the Term, any Regulatory Filing or Regulatory Approval regarding Product outside the Territory. Pint hereby grants Puma, its Affiliates and sublicensees the right to cross reference any Regulatory Filing or Regulatory Approval filed by Pint regarding Product to Develop and Commercialize Products outside the Territory and to Manufacture Products. The foregoing rights include without limitation the right for each Party and, to the extent permitted under this Agreement, its Affiliates and sublicensees, to access and make copies of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

and reproduce such documentation and information for the purposes set forth in this Section 4.2.  Upon termination of this Agreement by Puma for cause pursuant to Section 11.3 (cause) or 11.4 (bankruptcy) or by Pint pursuant to Section 11.2 (at will), Puma’s rights under this Section 4.2 shall apply on a worldwide basis.

4.3	Development; Regulatory Approval Plan.

4.3.1

Subject to the terms and conditions of this Agreement, Pint will have sole authority to, at its own expense, Develop Product for the purpose of obtaining Regulatory Approval in the Initial Indication and in the Territory subject to (a) the prior written consent of Puma to conduct such Development, and (b) Puma’s written approval of all protocols and study designs for any clinical studies to be conducted by or on behalf of Pint for the Product in the Initial Indication in the Territory.  Pint will be responsible for the day-to-day implementation of any Development activities for which it (or any of its Affiliates) so obtains Puma’s prior written consent, and will keep Puma reasonably informed as to the progress of such activities.

4.3.2

The Parties have agreed on the Regulatory Approval Plan attached hereto as Exhibit 4.3 and incorporated herein (the “Regulatory Approval Plan”).  Pint may revise and update the Regulatory Approval Plan from time to time, provided that any change to the Regulatory Approval Plan which affects Puma’s obligations under the Regulatory Approval Plan shall be subject to Puma’s written consent, not to be unreasonably withheld or delayed.

4.3.3	The Regulatory Plan provides, among other things, for the delivery by Puma to Pint of the Required Documents (as defined therein) by the Required Documents Deadline.

4.3.4

Pint acknowledges and agrees that, as of the Effective Date, Puma has not Developed [***] or obtained Regulatory Approval for [***].  Nothing in this Agreement shall be construed to impose on Puma an obligation to conduct such Development of or obtain such Regulatory Approval for [***].  Notwithstanding anything to the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

contrary in this Agreement, Pint shall not Develop or Commercialize [***] without the written consent of Puma, which consent Puma may withhold in its sole discretion.

4.4

Filings and Communications with Regulatory Authorities.  Except as otherwise provided in this Agreement (including the Regulatory Approval Plan), Pint will be responsible for all Regulatory Filings made to obtain or maintain any Regulatory Approval for Product in the Territory and for all other written or oral communications made in connection with obtaining or maintaining any such Regulatory Approval.

4.5

Cooperation by Puma.  Puma will reasonably cooperate with Pint in preparing any such Regulatory Filing and, upon Pint’s reasonable request, provide Pint with any information in Puma’s possession or control which Pint reasonably deems to be relevant to any such filing.  More specifically, Puma will take the specific actions provided for Puma to take in the Regulatory Approval Plan, including [***].

4.6

Pint to Keep Puma Informed.  Pint will promptly keep Puma informed of any material communication or correspondence to or from any Regulatory Authority in the Territory regarding any Product and consider in good faith any advice on such communication Puma may provide. Until such time as Pint obtains Regulatory Approval for a Product in the Territory, to the extent legally permissible and practicable, Pint shall provide Puma with prior written notice of all material meetings with Regulatory Authorities in the Territory (including advisory committee meetings and any other meeting of experts convened by a Regulatory Authority) regarding the Product, such notice to be provided within [***] after Pint receives notice of the scheduling of such meeting.  Puma shall have the right to request to be present at (but not to participate in, unless requested by Pint or the Regulatory Authority) all such meetings with such Regulatory Authorities to the extent permitted under Applicable Laws, at Puma’s sole cost and expense, and Pint shall consider any such request in good faith.

4.7

Data Sharing. The Parties will create a shared data base (the “Data Base”) containing information that may be used by either Party in regard to any Regulatory Filing or Regulatory Approval or for Development or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Commercialization of Products, according the Data Base Plan attached as Exhibit 4.7.

4.8

Pharmacovigilance and Adverse Event Reporting.  The Parties shall execute, within [***], a separate pharmacovigilance agreement (the “Pharmacovigilance Agreement”) to specify details of the Parties’ obligations with respect to reporting any adverse events associated with any Product, exchanging adverse event and other safety information relating to the Products, and any other pharmacovigilance obligations.

4.9

Inspections.  Puma will cooperate in good faith with respect to the conduct of any inspection by any Regulatory Authority in the Territory of any site or facility of Puma or any Third Party contract manufacturer supplying Compound or Product to Puma, will allow Pint to attend the summary, or wrap up, meeting with such Regulatory Authority at the conclusion of any such site inspection and will keep Pint informed as to any material regulatory actions or communications resulting from such inspection that are related to Product.

4.10	Withdrawals and Recalls.

4.10.1

In the event that any Regulatory Authority in the Territory threatens or initiates any action to remove a Product from the market (in whole or in part), the Party receiving notice thereof shall notify the other Party of such communication promptly, but in no event later than [***], after receipt thereof.

4.10.2

If Pint, Puma or any Regulatory Authority in the Territory determines that a Product recall or withdrawal in the Territory is necessary, then Pint will take all actions appropriate, following standard operating procedures, in order to recall or withdraw the Product as promptly as possible after notice to do so by Puma or the Regulatory Authority or as Pint itself may determine.

4.10.3

To the extent that any recall or withdrawal is due to  the negligence or breach of this Agreement by Puma or the failure to meet Specifications of Product that is Manufactured by Puma prior to delivery to Pint as provided in the Supply Agreement, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

5	Product Manufacture and Supply

5.1	Puma shall have the sole right and responsibility to Manufacture or have Manufactured and supply to Pint the Product for Development, Commercialization and Use in the Territory.

5.2

The Parties shall execute a Supply Agreement within [***] in relation to the Product.  The Supply Agreement will contain terms consistent with those terms included in Exhibit 5.2 and other commercially reasonable terms mutually agreed to by the Parties.

5.3	Quality Agreement. The Parties shall enter into a Quality Agreement within [***].

6	Upfront, Milestone and Royalty Payments

6.1	Upfront Payment. Within [***], Pint shall pay to Puma a non-refundable, non-creditable payment in the amount of Ten Million Dollars ($10,000,000) (the “Upfront Payment”).

6.2	Development Milestone Payments

6.2.1

In partial consideration of the licenses and rights granted to Pint, within [***] after achievement of each Milestone set forth below, Pint shall pay to Puma the corresponding non-creditable and non-refundable development milestone payment:

Milestone	Payment

[***]	$[***]
[***]	$[***]
[***]	$[***]
Total Development Milestone Payments	$9,500,000

Within [***] after a Party becomes aware that a Milestone under this Section 6.2.1 was achieved, it will notify the other Party thereof in writing.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

6.3	Commercial Milestone Payments

6.3.1

In partial consideration of the licenses and rights granted to Pint, within [***] after achievement of each Milestone set forth below, Pint shall pay to Puma the corresponding non-creditable and non-refundable commercial milestone payment:

Annual Net Sales of a Product in the Territory in any Calendar Year equal to or greater than:	Payment

$[***]	$[***]
$[***]	$[***]
$[***]	$[***]

Total commercial Milestone Payments	$15.0

Each commercial Milestone payment is payable one time only; [***].

Net Sales of Product in the Territory by any sublicensee(s) or Affiliate(s) of Pint will count toward Net Sales of Product for the purpose of determining achievement of any commercial Milestone in this Section 6.3.1.

Within [***] after a Party becomes aware that a Milestone event under this Section 6.3.1 was achieved, it will notify the other Party thereof in writing.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

6.4	Royalty Payments

6.4.1

Royalty Rates.  In further consideration of the licenses and rights granted to Pint hereunder, on a country-by-country and Product-by-Product basis, Pint shall pay to Puma a royalty on Net Sales of Products (including those Products supplied for Named Patient Sales) in the Territory during the Royalty Term at the rates specified below (collectively, “Royalties”):

[***]	Royalty Rate
[***]	[***]%
[***]	[***]%

6.4.2	Pint shall pay to Puma the applicable Royalties within [***] following the end of each Calendar Quarter in which there are any Net Sales on which Royalties are payable.

6.4.3

Reports to be Made with Payment.  All Royalties payments shall be accompanied by a report that includes reasonably detailed information regarding a total monthly sales calculation, on a country-by-country and Product-by-Product basis, of Net Sales of each Product (including gross sales and all Deductions) and all Royalties payable to Puma for the applicable Calendar Quarter (including any foreign exchange rates employed and conversion calculations).

6.4.4

Third Party Royalties.  The Royalties payable with respect to Net Sales of any Product in any country will be reduced by [***] by Pint to any Third Party with respect to such Net Sales of such Product in order to obtain rights to any Patents that, in the absence of a license under such Patents, Pint could not Use the Product without infringing such Patents; provided that in no event shall such reduction reduce the Royalties payable to Puma to lower than [***] of the royalty rate that would otherwise have been payable to Puma.

6.4.5	[***] and [***] during a Calendar Year in such country or regulatory jurisdiction are [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

6.4.6	Payment Method.

6.4.6.1

Currency Conversion.  With respect to Net Sales invoiced in Dollars, the Net Sales and the amounts due for Royalties hereunder will be expressed in Dollars. With respect to Net Sales invoiced in a currency other than Dollars, such Net Sales will be converted to Dollars using the average of the applicable daily foreign exchange rates published in the Wall Street Journal (or any other qualified source that is acceptable to both Parties) for the last day of each month of the Calendar Quarter in which such Net Sales occurred, and the amounts due for Royalties hereunder will be expressed in Dollars. For purposes of calculating the Net Sales thresholds set forth in Section 6.3, the aggregate Net Sales with respect to each Calendar Quarter within a Calendar Year will be calculated based on the currency exchange rates for the Calendar Quarter in which such Net Sales occurred, in a manner consistent with the exchange rate procedures set forth in the immediately preceding sentence.

6.4.6.2

Payment by Wire Transfer.  All payments from Pint to Puma shall be made by wire transfer in Dollars to the credit of such bank account as may be designated by Puma in writing to Pint.  Any payment which falls due on a date which is not a Business Day may be made on the next succeeding Business Day.

6.4.7	Taxes.

6.4.7.1

VAT.   It is understood and agreed between the Parties that any amounts payable by Pint to Puma hereunder are exclusive of any and all applicable sales, use, VAT, GST, excise, property, and other taxes, levies, duties or fees (collectively, “Taxes”), which shall be added thereon as applicable.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

6.4.7.2

Withholding Taxes. If Pint is required to make a payment to Puma subject to a deduction of tax or withholding tax, the sum payable by Pint (in respect of which such deduction or withholding is required to be made) shall be made to Puma after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with Applicable Law, provided, however, that if such withholding or deduction obligation arises solely as a result of  Pint changing its domicile or place of incorporation (a “Pint Withholding Tax Action”), then [the sum payable by Pint (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Puma receives a sum equal to the sum which it would have received had no such Pint Withholding Tax Action occurred.  Any amounts deducted, withheld and remitted in accordance with the provisions of this Section 6.4.7.2 shall be treated as having been paid by Pint to Puma for all purposes of this Agreement.

6.4.7.3

Tax Cooperation.  To the extent Pint is required to deduct and withhold taxes on any payments to Puma, Pint shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and, upon Puma’s request, shall promptly transmit to Puma an official tax certificate or other evidence of such withholding sufficient to enable Puma to claim such payments of taxes.  Puma shall provide to Pint any tax forms that may be reasonably necessary in order for Pint not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.   Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT.

6.4.7.4	Tax Forms. The Parties agree to cooperate and produce on a timely basis any tax forms or reports, reasonably

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Confidential Treatment Requested by Puma Biotechnology, Inc.

requested by the other Party in connection with any payment made by Pint to Puma under this Agreement.

6.4.8	Records

6.4.8.1

Relevant Records.  Pint shall keep, and shall cause its Affiliates and sublicensee to keep accurate financial books and records pertaining to Pint’s and its Affiliates’ and sublicensees’ sale of Products, including any and all calculations of payments due to Puma hereunder.

6.4.8.1.1

Pint, its Affiliates and sublicensees shall maintain the Relevant Records for the longer of: (a) the period of time required by Applicable Law, or (b) [***] following expiration or termination of this Agreement.

6.4.8.1.2

Pint shall require its sublicensees to provide to Pint (so that Puma may provide the same to Pfizer) copies of all Relevant Records relating to such sublicensees’ sale of Products as necessary to allow Puma or, if applicable, Pfizer (under the Pfizer License Agreement) to review such Relevant Records when conducting an audit of Pint or Puma, as applicable, pursuant to Section 6.4.9. Notwithstanding Article 8, pursuant to the Pfizer License Agreement, Pfizer will be allowed to review such Relevant Records.

6.4.9	Audit Rights

6.4.9.1

Audit Request.  Puma shall have the right during the term and for [***] thereafter to engage, at its own expense, an independent auditor reasonably acceptable to Pint to examine the Relevant Records in Pint’s or its Affiliates’ possession from time-to-time, but no more frequently than [***], as may be necessary to verify compliance with the terms of this Agreement.  Such audit shall be requested in writing at least [***] in advance, and shall be conducted

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

during Pint’s (or its Affiliate’s, as applicable) normal business hours and otherwise in manner that minimizes any interference to Pint’s (or its Affiliate’s, as applicable) business operations.

6.4.9.2

Audit Fees and Expenses.  Puma shall bear any and all fees and expenses it may incur in connection with any such audit of the Relevant Records; provided, however, in the event an audit reveals an underpayment by Pint of more than [***] as to the period subject to the audit, Pint shall reimburse Puma for any [***] costs and expenses of the audit within [***] after receiving invoices thereof.

6.4.9.3

Payment of Deficiency.  If any audit establishes that Pint underpaid any amounts due to Puma under this Agreement, then Pint shall pay Puma any such deficiency within [***] after receipt of written notice thereof.  For the avoidance of doubt, such payment will be considered a late payment, subject to Section 6.5.  If any audit establishes that Pint overpaid any amounts due to Puma under this Agreement, then Pint shall be entitled to take a credit against future amounts becoming due to Puma equal to the overpaid amount.

6.5	Late Payments. Any late payments shall bear interest, to the extent permitted by law, at [***] above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.

7	Intellectual Property Rights.

7.1	Ownership

7.1.1

Pre-existing IP.  Subject only to the rights expressly granted to the other Party under this Agreement, each Party shall retain all rights, title and interests in and to any Intellectual Property Rights that are owned by, or licensed or sublicensed to, such Party prior to or independent of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

7.1.2	Ownership of Inventions and Intellectual Property Rights.

7.1.2.1

“Inventions” means any and all inventions (whether or not patentable), that are conceived during the Term and in the course of activities conducted pursuant to this Agreement by one or more employees, Affiliates, sublicensees or independent contractors of Puma and/or Pint.

7.1.2.2	Inventorship of Inventions shall be determined in accordance with the rules and regulations of the U.S. Patent and Trademark Office.

7.1.2.3

Except as otherwise expressly set forth below, all Inventions made solely by employees, agents and independent contractors of Puma or its Affiliates and all Intellectual Property Rights therein, shall be owned, as between the Parties, solely by Puma (“Puma Inventions”).

7.1.2.4

Except as otherwise expressly set forth below, all Inventions made solely by employees, agents and independent contractors of Pint or its Affiliates or sublicensees, and all Intellectual Property Rights therein, shall be owned, as between the Parties, solely by Pint (“Pint Inventions”).

7.1.2.5

Except as otherwise expressly set forth below, all Inventions made jointly by employees, agents and independent contractors of each Party or its Affiliates or sublicensees (as applicable), and all Intellectual Property Rights therein, shall be owned jointly by the Parties such that each Party shall have an undivided interest therein (“Joint Inventions”), and all Intellectual Property Rights in such Joint Inventions.

7.1.2.6

Notwithstanding anything to the contrary in this Section 7.1.2, Puma shall solely own all Inventions that cover or are directly related to the composition, Use, administration, or Manufacture of the Compound or Product regardless of the inventorship of such Invention, and all Intellectual Property Rights therein. Such Inventions shall be included in Puma

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Inventions. Pint shall, and shall cause its sublicensees and Affiliates, and all independent contractors, employees, and agents, to cooperate with Puma and take all reasonable actions and execute such agreements, declarations, assignments, legal instruments and documents as may be reasonably required to perfect Puma’s right, title and interest in and to all Puma Inventions and Intellectual Property Rights therein.

7.1.2.7

All Patents claiming patentable, jointly owned Joint Inventions (excluding for clarity those inventions assigned to Puma pursuant to Section 7.1.2.6) shall be referred to herein as “Joint Patent Rights.” Except to the extent either Party is restricted by the licenses granted to the other Party and covenants set forth herein, each Party shall be entitled to practice and exploit the Joint Inventions and the Intellectual Property Rights therein, for all purposes on a worldwide basis and to grant licenses thereunder, without any duty of accounting or obligation to seek consent from the other Party with respect thereto. Each Party will: (a) grant and hereby does grant all permissions, consents and waivers with respect to, and all licenses under, the Joint Inventions, and Intellectual Property Rights therein, throughout the world, (b) execute documents as reasonably necessary to accomplish the foregoing, and (c) reasonably cooperate with the other Party to transfer to such other Party physical embodiments (or copies thereof) of any Joint Inventions, at such other Party’s request and expense.

7.1.3

Further Actions.  Each Party shall, and shall cause its sublicensees and Affiliates, and all independent contractors, employees and agents of such Party, to cooperate with the other Party and take all reasonable actions and execute such agreements, declarations, assignments, legal instruments and documents as may be reasonably required to perfect the other Party’s right, title and interest in and to Inventions, and Patents thereon, and other Intellectual Property Rights as set forth in Section 7.1.2.  Each Party shall also include provisions in its

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

relevant agreements with Third Parties that affect the intent of this Section 7.1.3.

7.2	Patent Prosecution and Maintenance.

7.2.1

The Parties’ rights and obligations with respect to rights licensed to Puma pursuant to the Pfizer License Agreement that are sublicensed to Pint under this Agreement are expressly subject to the terms of the Redacted Pfizer License Agreement. The Parties agree to cooperate reasonably with Pfizer with respect to matters described under this Agreement to the extent required by the Redacted Pfizer License Agreement.

7.2.2	Prosecution and Maintenance of Puma Patent Rights.

7.2.2.1

Puma Patent Rights Outside the Territory.  Puma shall have the sole right to file, prosecute and maintain the Puma Patent Rights outside the Territory, as Puma determines in its sole discretion, at Puma’s sole expense. As used in this Agreement, prosecuting or to prosecute includes acting in connection with any re-examinations, oppositions and the like.

7.2.2.2

Puma Patent Rights Inside the Territory.  Puma shall have the first right, but not the obligation, to prepare, file, prosecute and maintain any Puma Patent Right (including any Joint Patent Rights) in each country in the Territory, using patent counsel that is reasonably acceptable to Pint. Puma shall be responsible for [***] in connection with such filing, prosecution and maintenance; provided that if Puma intends to abandon, or not to file a patent application covering, any such Puma Patent Right that is not sublicensed to Pint under the Pfizer License Agreement in any country in the Territory (a “Non-Pfizer Puma Patent Right”), Puma shall provide Pint with a written notice of such intent at least [***] in advance of the relevant deadline.  In such case: (a) Pint will provide a written response to Puma at [***] in advance of the relevant deadline if Pint wishes, or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

wishes to allow a Third Party to, file, prosecute and maintain (in its sole discretion) such Non-Pfizer Puma Patent Right in such country; (b) if Pint provides the affirmative notice under clause (a) above, Puma shall promptly provide all files related to filing, prosecuting and maintaining such Non-Pfizer Puma Patent Right to counsel designated by Pint; (c) upon completion of the transfer of such files under clause (b), Puma shall no longer be responsible for [***] relating to filing, prosecuting and maintaining (as applicable) such Non-Pfizer Puma Patent Right in such country; and (d) solely for the purpose of determining the Royalty Term for any Product, the term "Puma Patent Right" automatically shall be modified to exclude such Non-Pfizer Puma Patent Right in such country as of the date Pint provides such written request to Puma.

7.2.2.3

Information Sharing Regarding Puma’s Prosecution and Maintenance of Puma Patent Rights in the Territory. The provisions of this Section 7.2.2.3 apply in regard to any Puma Patent Right that Puma is prosecuting or maintaining in any country in the Territory in accordance with the provisions of this Agreement.  Puma shall provide Pint with copies of any material correspondence with the patent office in such country pertaining to Puma’s prosecution or maintenance of such Puma Patent Right.  Upon the written request of Pint, Puma shall provide Pint with draft copies of all filings and relevant documentation (to the extent not previously submitted to and reviewed by Pint) relating to such Puma Patent Right in such country at least [***] prior to the required submission date and shall not file or submit any such filing or documentation until Puma has received comments on such filing and documentation from Pint and considered any proposed comments to such filings and documentation in good faith, provided that Puma may file or submit such filings or documentation without considering Pint’s comments if Puma has not received any comments from Pint at least [***] prior to the required submission date.  Puma is not required to incorporate Pint’s comments and,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

subject to the provisions of this Agreement, retains final decision-making authority with respect to prosecution and maintenance of such Puma Patent Right.

7.3	Actual or Threatened Infringement, Disclosure or Misappropriation; Defense Actions; Orange Book Listings; And Patent Term Extension

7.3.1

Notice.  Each Party will promptly notify the other Party in writing of (a) any actual or threatened infringement, misappropriation, other violation, or challenge to the validity, scope or enforceability by a Third Party of any Licensed Technology in the Territory of which it becomes aware (“Third Party Infringement”) and (b) any allegation by a Third Party that any Intellectual Property Right owned by it is infringed, misappropriated, or otherwise violated by the Development, Commercialization, and/or Use of any Product in the Territory which it becomes aware (“Defense Action”).

7.3.2

Pint Control of Action Against Third Party Infringement.  Pint shall have the first right (but not the obligation), [***], to control enforcement of the Licensed Technology against any Third Party Infringement.  Prior to commencing involvement in any such suit, action or proceeding, Pint shall consult with Puma and shall consider Puma's timely recommendations regarding the proposed suit, action or proceeding, except to the extent delay may reasonably result in the loss of rights by or otherwise adversely impact Pint or Puma.  Pint shall give Puma timely notice of any proposed settlement of any such suit, action or proceeding that Pint controls and Pint shall not settle, stipulate to any facts or make any admission with respect to any Third Party Infringement without Puma's prior written consent (not to be unreasonably withheld) if such settlement, stipulation or admission would: (a) adversely affect the validity, enforceability or scope, or admit non-infringement, of any of the Licensed Technology; (b) give rise to liability of Puma or its Affiliates; (c) grant to a Third Party a license or covenant not to sue under, or with respect to, any Intellectual Property Rights Controlled by Puma or its Affiliates (other than as expressly provided for in this Agreement with respect to Pint’s rights to sublicense the Licensed Technology); or (d) otherwise impair

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Puma's or any of its Affiliates' rights in any Licensed Technology or Puma's or any of its Affiliates' rights in this Agreement.

7.3.3

Puma Control of Action Against Third Party Infringement.  Puma shall have the right (but not the obligation) to control enforcement of the Licensed Technology against any Third Party Infringement if Pint provides Puma with written notice that it is not exercising its right to control such enforcement, or if Pint fails to initiate or file the relevant response to (as applicable), a suit, action or proceeding with respect to such Third Party Infringement prior to or upon the earlier of: (a) expiration of the [***] period following first receipt by either Party of notice from the other Party of such Third Party Infringement or (b) [***] prior to the deadline for filing, or filing the applicable response to (as applicable), such suit, action or proceeding (including suits, actions or proceedings based on a Third Party's filing of a Paragraph IV Certification under 21 CFR §314.94(a)(12)(i)(A)(4))).

7.3.4

Rights of Non-Controlling Party in Actions Against Third Party Infringement.  Notwithstanding anything to the contrary herein, the Party that is not controlling the suit, action or proceeding pertaining to enforcement of the Licensed Technology against Third Party Infringement as described in this Section 7 shall join as a party to such suit, action or proceeding upon the reasonable request and expense of the Party controlling such action if necessary for standing purposes.  The Party that is not controlling such a suit, action or proceeding shall have the right to be represented by counsel (which shall act in an advisory capacity only, except for matters solely directed to such Party) of its own choice and at its own expense (subject to Section 7.3.5) in any such suit, action or proceeding.

7.3.5

Recoveries in Actions Against Third Party Infringement.  Any and all recoveries resulting from a suit, action or proceeding relating to a claim of Third Party Infringement shall first be applied to reimburse each Party’s costs and expenses in connection with such suit, action or proceeding, with any remaining recoveries (the “Remaining Recoveries”) allocated as follows: (a) if Puma is the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

enforcing Party, first to pay any amounts payable to Pfizer with respect to such Third Party Infringement, and then [***] to Puma and [***] to Pint or (b) if Pint is the enforcing Party, first to pay any amounts payable to Pfizer with respect to such Third Party Infringement, and then [***] to Pint and [***] to Puma.

7.3.6

Defense Actions.   Upon Pint's request, Puma will reasonably cooperate with Pint, at Pint's expense, to the extent necessary to defend Pint or any Affiliate or sublicensee of Pint in a Defense Action in which the claim of infringement, misappropriation or other violation is directed at Pint's or its Affiliate’s or sublicensee's Use of any Licensed Technology in accordance with the terms of this Agreement.  Pint shall have all authority with respect to any Defense Action, including the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right to compromise, litigate, settle or otherwise dispose of any such suit, action, or proceeding; provided that Pint shall keep Puma timely informed of the proceedings and filings, and provide Puma with copies of all communications pertaining to each Defense Action and Pint shall not settle, stipulate to any facts or make any admission with respect to any Defense Action without Puma's prior written consent if such settlement, stipulation or admission would: (a) adversely affect the validity, enforceability or scope, or admit non-infringement, of any of the Licensed Technology; (b) give rise to liability of Puma or its Affiliates; (c) grant to a Third Party a license or covenant not to sue under, or with respect to, any Intellectual Property Rights Controlled by Puma or its Affiliates, other than as expressly provided for in this Agreement with respect to Pint’s rights to sublicense the Licensed Technology; or (d) otherwise impair Puma's or any of its Affiliates' rights in any Licensed Technology or Puma's or any of its Affiliates' rights in this Agreement.

7.3.7

Rights of Pfizer.  All rights of Puma and Pint under this Section 7.3 are expressly subject to the terms of the Redacted Pfizer License Agreement with respect to rights sublicensed to Pint under the Pfizer License Agreement, with the terms and conditions of the Redacted Pfizer License Agreement being given effect prior to the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

terms and conditions of this Section 7.3.  The Parties agree to cooperate reasonably with Pfizer with respect to matters described in this Section 7.3 to the extent required by the Redacted Pfizer License Agreement.

7.3.8

Orange Book Listings.  To the extent required by or permitted by Applicable Law, Pint will have the right to decide whether to list with the applicable Regulatory Authorities in the Territory during the term of this Agreement any applicable Patents for a Compound or Product that has become the subject of an application for Regulatory Approval submitted to such Regulatory Authorities.  Such listings may include without limitation any equivalents in the Territory of the so-called “Orange Book” listings required under the Hatch-Waxman Act and all so-called “Patent Register” listings as required in Canada.  Puma will reasonably cooperate, at Pint's request and expense, in preparing and/or filing such listings within the time frames available or required for such listings to be submitted in connection with such Compound and/or Product.

7.3.9

Patent Term Extension.  Pint shall notify Puma of the date of Regulatory Approval of a Product by the relevant Regulatory Authority.  Pint shall have the right to prepare and file, or to cause Puma to prepare and file (at Pint’s request and expense), a patent term extension or supplementary protection certificate application upon Regulatory Approval of such Product. At Pint’s request and expense, Puma shall provide to Pint for inclusion in such filing any information not in Pint’s possession relating to the regulatory timeline, diligence and regulatory period calculations required as part of the application to complete such application(s), and otherwise reasonably cooperate in any other matters related to preparation or filing of the application(s) therefor to make such filing within the applicable time period.

7.3.10

Enforcement of Licensed Technology against Third Parties Manufacturing Products for Use in the Territory.  Each Party will promptly notify the other Party in writing of any Third Party who is Manufacturing Product(s) for Use in the Territory (a “Manufacturing Infringement”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

7.3.10.1

Prior to the time Pint may exercise its right to Manufacture Products as provided in Section 3.1 and the Supply Agreement, Puma shall have the sole right to enforce the Licensed Technology against such Manufacturing Infringement, but shall use Commercially Reasonable Efforts to prevent such Third Party from continuing to Manufacture Product(s) for Use in the Territory.

7.3.10.2

During the time Pint has the right to Manufacture Products as provided in Section 3.1 and the Supply Agreement, any Manufacturing Infringement shall be treated as a Third Party Infringement and shall be subject to the provisions of this Section 7.3.

8	Confidentiality.

8.1

Definition. “Confidential Information” means the terms and provisions of this Agreement and other proprietary information and data of a financial, commercial or technical nature (including such information or data of or relating to a Third Party) that the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, which are disclosed, whether orally, visually or in writing.  All Puma Know-How shall be considered Puma’s Confidential Information.

8.2

Obligations.  During the Term and for [***] thereafter, the receiving Party will (a) protect all Confidential Information of the disclosing Party against unauthorized disclosure to Third Parties, and (b) not use the Confidential Information of the disclosing Party except as permitted by or in furtherance of exercising rights or carrying out obligations hereunder.  Each receiving Party will treat Confidential Information provided by the other Party with the same degree of care as if it were the receiving Party’s own confidential information (but under no circumstances less than reasonable care). The receiving Party may disclose the Confidential Information of the disclosing Party to its Affiliates, and their respective directors, officers, employees, subcontractors, sublicensees, consultants, attorneys, accountants, banks, acquirers and investors (collectively, “Recipients”) who have a need-to-know such information for purposes related to this Agreement, provided that the receiving Party shall hold such Recipients to written obligations of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement.

8.3	Exceptions.

8.3.1	The obligations under this Section 8 shall not apply to any information to the extent the receiving Party can demonstrate by competent evidence that such information:

8.3.1.1

is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the receiving Party or any Recipients to whom it disclosed such information;

8.3.1.2	was known to, or was otherwise in the possession of, the receiving Party prior to the time of disclosure by the disclosing Party other than under obligations of confidentiality;

8.3.1.3	is disclosed to the receiving Party on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party; or

8.3.1.4	is independently developed by or on behalf of the receiving Party or any of its Affiliates, as evidenced by its written records, without use or access to the Confidential Information.

8.3.2

The restrictions set forth in this Section 8 shall not prohibit the receiving Party from disclosing or using (as specified below) any Confidential Information of the disclosing Party (a) that the receiving Party is required to disclose under Applicable Laws, a court order or other governmental order, or the rules and regulations of the Securities and Exchange Commission (“SEC”) or any national securities exchange, (b) that the receiving Party needs to disclose or use to file, prosecute or enforce any Patent Rights under this Agreement, or (c) that Pint, as receiving Party, needs to disclose or use for purposes of obtaining or maintaining any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Regulatory Approval of any Product; provided that the receiving Party (i) as to subsection (a), provides the disclosing Party at least [***]  prior written notice of such disclosure (and the right to review and comment on the proposed disclosure), to the extent practicable, (ii) as to subsection (a), affords the disclosing Party an opportunity to oppose or limit, or secure confidential treatment for such required disclosure or, for submissions or disclosures required by the SEC or national securities exchange, itself uses reasonable efforts to secure confidential treatment for such required disclosure, (iii) as to subsection (a) discloses only that portion of the Confidential Information that the receiving Party is legally required to disclose as advised by the receiving Party’s legal counsel and (iv) as to subsections (a) and (c), the receiving Party provides reasonable advance notice to the other Party where reasonably practicable and discloses only that portion of the Confidential Information that it is reasonably necessary to disclose for such purpose.

8.3.3

In the event that Puma wishes to assign, pledge or otherwise transfer its rights to receive some or all of the Milestone Payments and Royalties payable hereunder, Puma may disclose to a Third Party Confidential Information of Pint in connection with any such proposed assignment, pledge or transfer, provided that Puma shall hold such Third Parties to written obligations of confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement.  To the extent that any such assignment would affect Pint’s performance of its obligations hereunder, Puma shall notify Pint promptly if it enters into any agreement under which it has assigned its rights to receive some or all of the Milestone Payments and Royalties payable hereunder.

8.4

Right to Injunctive Relief.  Each Party agrees that breaches of this Section 8 may cause irreparable harm to the disclosing Party and may entitle the disclosing Party, in addition to any other remedies available to it (subject to the terms of this Agreement), the right to seek injunctive relief enjoining such action.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

8.5

Ongoing Obligation for Confidentiality.  Upon expiration or termination of this Agreement, the receiving Party shall, and shall cause its Recipients to, destroy, delete, or return (as requested by the disclosing Party) any Confidential Information of the disclosing Party, except for one copy which may be retained in its confidential files for archive purposes.

9	Representations, Warranties and Covenants.

9.1	Representations and Warranties by Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

9.1.1	it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

9.1.2

it has full power and authority to execute, deliver, and perform under this Agreement, and has taken all action required by Applicable Law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

9.1.3	this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;

9.1.4	all consents, approvals and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained; and

9.1.5

the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not: (a) conflict with or result in a breach of any provision of its organizational documents, (b) result in a breach of any agreement to which it is a party that would impair the performance of its obligations hereunder; or (c) violate any Applicable Law.

9.2	Representations and Warranties by Puma. Puma represents and warrants to Pint that:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

9.2.1

to Puma’s Knowledge, as of the Effective Date, the Use of Nerlynx within both the Territory and the United States will not infringe, misappropriate or otherwise violate the Intellectual Property Rights of a Third Party or breach any obligation of confidentiality or non-use owed by Puma to any Third Party;

9.2.2

to Puma’s Knowledge, the Use of Nerlynx by Puma on or prior to the Effective Date did not, and the contemplated Use by Puma of Nerlynx in the United States in the Initial Indication will not, infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Third Party;

9.2.3

to Puma’s Knowledge, as of the Effective Date, (a) no claim has be made against Puma asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any Puma Patent Right and (b) Puma is not aware of any claim made against it challenging Puma’s Control of any Puma Patent Right or making any adverse claim of ownership of or other rights to any Puma Patent Right;

9.2.4	to Puma’s Knowledge, as of the Effective Date, no Third Party is infringing, misappropriating or otherwise violating the Licensed Technology within the Territory or the United States, or has done so;

9.2.5

to Puma’s Knowledge, as of the Effective Date, neither Puma nor its Affiliates or any Third Party manufacturer has received any notice on Form 483 or any other notice of material noncompliance with Applicable Laws relevant to the Manufacture of Nerlynx, and no such entity has entered into a consent decree or similar arrangement with respect to the Manufacture of Nerlynx;

9.2.6

to Puma’s Knowledge, as of the Effective Date, no Third Party has any right, title or interest in or to any Puma Patent Right existing as of the Effective Date, other than Pfizer under the Pfizer License Agreement and MGH under the GHC License Agreement;

9.2.7	to Puma’s Knowledge, the Puma Patent Rights and the Puma Know-how are not subject to any funding agreement with any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

government or government agency which is inconsistent with the rights granted to Pint under this Agreement;

9.2.8

Puma has not utilized, directly or, to Puma’s Knowledge, through any contract manufacturer or other contractor, in connection with the Development or Commercialization of Nerlynx any Person or entities that have been or are debarred by FDA pursuant to the provisions of the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335)];

9.2.9

Puma has not received any notice of any violation of Applicable Law from the FDA or any other Regulatory Authority with respect to the Development or Use of Nerlynx that could reasonably be deemed to adversely affect the Development or Use of Nerlynx;

9.2.10

to Puma’s Knowledge, all employees and officers of Puma or its Affiliates conducting activities with respect to any Compound or Product have executed or will execute agreements requiring assignment to Puma or its Affiliate, as applicable, of all right, title and interest in and to any inventions and discoveries invented or otherwise discovered or generated in connection with such activities, whether or not patentable, to Puma or its Affiliate, as applicable, as the sole owner thereof;

9.2.11

Puma is not a party to any litigation in which any Third Party has alleged that the Use of a Product within the Territory (a) to treat a human patient has resulted in an injury, harm or death of such patient or (b) infringes, misappropriates or otherwise violates the Intellectual Property Rights of such Third Party;

9.2.12

to Puma’s Knowledge, to the extent material to the Development of Nerlynx, all activities conducted by or on behalf of Puma or its Affiliates prior to the Effective Date in the course of developing the Compounds or Nerlynx have been in material compliance with all Applicable Laws;

9.2.13

Puma has the right to grant the license and rights herein to Pint and it has not granted to any Third Party any license, right or interest in, to or under, or with respect to, the Puma Patent Rights or Puma

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Know-How that would interfere with the exercise of the licenses granted under this Agreement;

9.2.14

to Puma’s Knowledge, as of the Effective Date, there are no claims, judgments or settlements against or owed by Puma and there are no pending or threatened claims or litigation, in each case relating to the Puma Patents or Puma Know-How;

9.2.15

Schedule 9.2.15 contains a complete and correct list of all Puma Patents Rights existing as of the Effective Date in the United States and the Territory, indicating in the case of each Puma Patent Right the source of Puma’s Control over such Puma Patent Right, which list shall be updated from time to time, [***], to identify any new such Puma Patents Rights or any change in the status of any such Puma Patent Right; and

9.2.16

Puma has provided to Pint a copy of the Redacted Pfizer License Agreement, including all amendments or modifications thereto; the Pfizer License Agreement remains in full force and effect; to its Knowledge, Puma is not in breach of any provision of the Pfizer License Agreement and has not received any notice or claim of any such breach; to Puma’s Knowledge, as of the Effective Date, the GHC License remains in full force and effect and Puma continues to have rights under the GHC License as sublicensee under the Pfizer License Agreement, as and to the extent contemplated by the Pfizer License Agreement; Puma will promptly notify Pint of any breach by Puma or claim of such breach by Pfizer of Puma’s obligations under the Pfizer License Agreement.

9.3	Representations, Warranties and Covenants by Pint. Pint represents and warrants to Puma that:

9.3.1

to the extent material to Use of the Compounds and the Products in the Territory, it shall, and shall ensure all Third Parties that it engages with respect to activities directed to the Compounds and the Products in the Territory shall, comply in all material respects with all Applicable Laws with respect to its activities and the performance of its obligations hereunder.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

9.3.2

Pint will not knowingly utilize, in conducting Development or Commercialization of Product, any Person or entities that at such time are debarred by FDA, or that, at such time, are, to Pint’s knowledge, under investigation by FDA for debarment action pursuant to the provisions of the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335), and Pint will check the FDA Debarment List (as made available on the FDA website) at least once a month during the Term .

9.3.3

all employees, officers, contractors, and consultants of Pint or its Affiliates working under this Agreement shall execute agreements requiring assignment to Pint of all right, title and interest in and to their inventions and discoveries invented or otherwise discovered or generated during the course of and as a result of their association with Pint, whether or not patentable, if any, to Pint as the sole owner thereof prior to commencing any such work;

9.3.4

Pint currently has, and will maintain during the Term, directly or through Affiliates or Third Party subcontractors (a) sufficient qualified and trained personnel and resources, and (b) necessary financial and technical capacity to effectively fulfil its obligations related to the Products as contemplated in this Agreement;

9.3.5

as of the Effective Date, Pint and its Affiliates do not, and are not contractually obligated to, develop, promote, offer for sale, sell or distribute any pharmaceutical product for use in any Initial Indication or Second Indication in the Territory;

9.3.6	all due diligence materials that Pint has provided to Puma are and shall be accurate, truthful and complete and do not omit any material facts as requested by Puma;

9.3.7

without limiting the generality of Section 9.3.1, Pint shall comply with Anti-Corruption Laws. Pint represents and warranties that Pint and its Affiliates and sublicensees and their respective employees and contractors (each a “Pint Party” and, collectively, the “Pint Parties”) have not violated, and will not violate any such Anti-Corruption Law;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

9.3.8

neither the Pint Parties nor any Person or entity acting any Pint Party’s behalf has offered, given, authorized, or promised, or will offer, give, authorize, or promise, anything of value, either directly or indirectly, to any Person, including to any Public Official or Entity, for the purpose of (a) improperly influencing any official act or decision; (b) inducing performance or non-performance of any act in violation of a lawful duty; or (c) securing an improper benefit or business advantage;

9.3.9

the Pint Parties have thoroughly investigated all allegations of violations of such Anti-Corruption Laws known to them, and all facts and circumstances known to the Pint Parties that reasonably could suggest violations of Anti-Corruption Laws, and these investigations have not confirmed any violations of such Anti-Corruption Laws, and no additional investigations of such Anti-Corruption Laws are ongoing.  Further, no Pint Party is aware of any notice, request, citation, investigation, or prosecution by any Governmental Authority, with respect to any alleged or suspected violation of Anti-Corruption Laws;

9.3.10

the Pint Parties shall not cause any Puma Indemnitees to be in violation of (a) such Anti-Corruption Laws; (b) Export Control Laws; or (b) any other Applicable Laws applicable to either Party with respect to the matters provided for in this Agreement;

9.3.11

the Pint Parties shall fully cooperate with the Puma Indemnitees in ensuring compliance with the Anti-Corruption Laws, Export Control Laws and all other Applicable Laws applicable to either Party with respect to the matters provided for in this Agreement;

9.3.12

Pint shall immediately notify Puma if Pint has a reasonable basis to believe that there has been or will be a violation of (a) any Anti-Corruption Law or (b) other Applicable Law adopted by any country in the Territory in each case in connection with the performance of this Agreement or the sale of the Product in the Territory;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

9.3.13

to Pint’s Knowledge, no officer, director, employee of a Pint Party or other contractors, or any immediate family relation of any such person (collectively, “Interested Persons”), is a Public Official or Entity or Governmental Authority.  Pint shall notify Puma immediately if during the Term (a) any Interested Person becomes a Public Official or Entity or Governmental Authority or (b) any Public Official or Entity or Governmental Authority acquires a legal or beneficial interest in any Pint Party or other subcontractors;

9.3.14

Pint has in place and shall maintain an anti-corruption compliance program, including policies and procedures reasonably designed to ensure that it and its Affiliates and sublicensees comply with all Anti-Corruption Laws.  As part of its anti-corruption compliance program, Pint shall ensure that its employees, and the employees of any other Pint Party, receive appropriate, risk-based anti-corruption compliance training; and

9.3.15	upon request, and at least [***], the Pint Parties shall provide Puma with certifications regarding compliance with Anti-Corruption Laws relating to this Agreement.

9.4

No Other Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 9, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NON-INFRINGEMENT, VALIDITY, ENFORCEABILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  ANY INFORMATION PROVIDED BY EITHER PARTY OR ITS AFFILIATES IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS, REGULATIONS OR APPLICABLE LAW OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

10	Indemnification; Limitation of Liability; Insurance.

10.1	Indemnification by Pint. Pint agrees to indemnify, hold harmless and defend Puma and its Affiliates, and their respective officers, directors,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

employees, contractors, agents and assigns (collectively, “Puma Indemnitees”), from and against any Claims to the extent arising or resulting from: (a) the Development,  Commercialization and other Use of Products by Pint, its Affiliates, subcontractors or sublicensees (b) the gross negligence or wrongful intentional acts or omissions of Pint, its Affiliates, subcontractors or sublicensees, (c) breach by Pint of any representation, warranty, obligation or covenant as set forth in this Agreement, or (d) breach by Pint of the scope of the licenses set forth in Section 3.1 or 3.2.  As used herein, “Claims” means collectively, any and all Third Party demands, claims, actions and proceedings (whether criminal or civil, in contract, tort or otherwise) for losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees).

10.2

Indemnification by Puma.  Puma agrees to indemnify, hold harmless and defend Pint and its Affiliates and sublicensees, and their respective officers, directors, employees, contractors, agents and assigns (collectively, “Pint Indemnitees”), from and against any Claims to the extent arising or resulting from (a) the Development and other Use of Compounds and Products by Puma, its Affiliates, subcontractors or sublicensees, (b) the gross negligence or wrongful intentional acts or omissions of Puma, its Affiliates, or subcontractors or (c) breach by Puma of any representation, warranty, obligation or covenant as set forth in this Agreement, in each case except for those Claims for which Pint has an obligation to indemnify Puma Indemnitees pursuant to Section 10.1.

10.3

Indemnification Procedure.  In connection with any Claim for which  a Party (the “Indemnified Party”) seeks indemnification from  the other Party (the “Indemnifying Party”) pursuant to this Agreement, the Indemnified Party shall: (a) give the Indemnifying Party prompt written notice of the Claim; provided, however, that failure to provide such notice shall not relieve the Indemnifying Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense and settlement of the Claim; and (c) permit the Indemnifying Party to control the defense and settlement of the Claim only if the Indemnifying Party confirms in writing that it is liable to indemnify the Puma Indemnitees or the Pint Indemnitees, as applicable, in connection with the relevant matter and provides reasonable substantiation that the

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Indemnifying Party has the financial resources to pay for the defense and settlement of the Claim (including any settlement thereof or judgment thereon); provided, however, that the Indemnifying Party may not settle the Claim without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed, in the event such settlement materially adversely impacts the Indemnified Party’s rights or obligations.  Further, the Indemnified Party shall have the right to participate (but not control) and be represented in any suit or action by advisory counsel of its selection and at its own expense.

10.4	LIMITATION OF LIABILITY

10.4.1

No Consequential Damages.  EXCEPT FOR A BREACH OF SECTION 3.1 OR SECTION 8 OR OBLIGATIONS ARISING UNDER SECTION 10, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST REVENUES REGARDLESS OF WHETHER IT HAS BEEN INFORMED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR THE TYPE OF CLAIM, CONTRACT OR TORT (INCLUDING NEGLIGENCE).

11	Term and Termination

11.1

Term.  The term (the “Term”) of this Agreement shall commence as of the Effective Date and unless earlier terminated as expressly provided herein, shall expire upon the expiration of the last-to-expire Royalty Term.

11.2	Termination by Pint.

11.2.1	Termination at Will. Pint may terminate this Agreement in its entirety at will, in its sole discretion, at any time upon one (1) year’s prior written notice to Puma.

11.2.2

Termination for Safety Concerns.  Pint may terminate this Agreement in its entirety on not less than sixty (60) days prior written notice to Puma if Pint has evidence of safety issues on the basis of which a reasonable investigator would conclude that such

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issues will prevent the successful Development and Commercialization of Products hereunder.  Pint shall provide such evidence to Puma together with such notice and shall discuss such evidence as reasonably requested by Puma.

11.3

Termination by Either Party for Cause.  Each Party shall have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in the event the other Party breaches any of its material obligations hereunder and fails to cure such breach within thirty (30) days of receiving notice thereof; provided, however, if such breach is capable of being cured, but cannot be cured within such thirty (30) day period, and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable to cure such breach, but in no event will such additional period exceed sixty (60) days unless otherwise agreed in writing by the Parties.  Any termination by a Party under this Section 11.3 shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party.

11.3.1

For the avoidance of doubt, Pint’s failure, or the failure of Pint’s Affiliate and/or sublicensees, as applicable, to use Commercially Reasonable Efforts to Develop and Commercialize Products as provided in Section 3.5 shall constitute a breach of a material obligation by Pint under this Agreement.

11.3.2

Any uncured material breach by either Party of the Supply Agreement, as further defined therein, that entitles the other Party to terminate the Supply Agreement for cause shall be treated as a material breach by the breaching Party of a material obligation under this Agreement.

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11.3.3	In the event that Pint is entitled to terminate this Agreement due to Puma’s breach of a material obligation under this Section 11.3, and Pint determines not to terminate this Agreement:

11.3.3.1	Pint may reduce the Royalties otherwise payable to Puma under the Agreement by [***] of the royalties otherwise payable to Puma until [***]; provided that [***].

11.4

Termination by Either Party for a Bankruptcy Event.  Either Party shall have the right to terminate this Agreement by written notice to the other Party in the event of a Bankruptcy Event of the other Party.  “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against such Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code, as amended or under any similar laws or statutes of the United States or any state thereof or any other country or state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings such proceedings have not been dismissed or discharged within ninety (90) days after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by such Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of Pint not involving the Bankruptcy Code, (d) appointment of a receiver for all or substantially all of such Party’s assets, or (e) any corporate action taken by the board of directors of such Party in furtherance of any of the foregoing actions.

11.5

No Partial Termination.  This Agreement may not be terminated by Pint under Section 11.2 or by either Party for cause under Section 11.3 or for a Bankruptcy Event under Section 11.4 on a Compound-by-Compound or country-by-country or other partial basis.

11.6

Termination for Failure to Deliver Required Documents.  If the Required Documents are not delivered to Pint in all material respects within [***], Pint may terminate this Agreement by written notice to Puma, with such notice to be provided no later than [***], and such termination to be effective [***] after the other Party receives such notice.  Such termination shall be treated as a termination by Pint for Cause under Section 11.3.

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11.7	Effect of Termination or Expiration.

11.7.1

Upon termination of this Agreement in its entirety pursuant to Sections 11.2-11.4 and 11.6, the Parties’ rights and obligations under this Agreement will terminate and neither Party will have any further rights or obligations under this Agreement from and after the effective date of termination, except as set forth in this Section 11.7.

11.7.2

Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, on the effective date of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination. Each Party will cause its Affiliates and sublicensees to comply with the obligations in this Section 11.7.

11.7.3

Within [***] after the effective date of termination of this Agreement in its entirety, each Party will, and will cause its Affiliates to (a) destroy, all tangible items solely comprising, bearing or containing any Confidential Information of the other Party that are in such first Party’s or its Affiliates’ possession or Control, and provide written certification of such destruction, or (b) prepare such tangible items of the other Party’s Confidential Information for shipment to such other Party, as such other Party may direct, at the first Party’s expense; provided, however, that, in any event, (i) each Party may retain one (1) copy of the Confidential Information of the other Party to the extent necessary to perform its obligations that survive expiration or termination of this Agreement; and (ii) such first Party may retain one copy of such Confidential Information of the other Party for its legal archives.

11.7.4

Upon termination or expiration of this Agreement, Pint shall pay to Puma all amounts due to Puma as of the effective date of termination or expiration, within [***] following the effective date of termination or expiration.

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11.7.5

Upon termination of this Agreement for any reason, Pint (and its Affiliates and sublicensees) shall have the right to sell any remaining inventory of Products in the Territory following the termination of this Agreement so long as Pint has fully paid, and continues to fully pay when due, any and all Royalties and Milestone Payments owed to Puma.

11.7.6	Subject to Section 11.7.5, upon termination of this Agreement all licenses granted by Puma to Pint shall terminate.

11.7.7	Upon termination of this Agreement:

11.7.7.1

Pint hereby grants to Puma a non-exclusive, fully paid-up, royalty-free (except as provided in the last sentence of this Section 11.7.8.1), worldwide, transferable, perpetual and irrevocable license, with the right to sublicense through multiple tiers, under any Intellectual Property Rights Controlled by Pint claiming Inventions that are necessary or reasonably useful for the Development, Commercialization or other Use of Products as they exist at the time of such termination of this Agreement to Develop, Commercialize and otherwise Use the Products. If the applicable termination giving rise to Puma’s rights under this Section 11.7.8.1 was for Puma’s material breach of this Agreement pursuant to Section 11.3 or 11.6, the licenses granted to Puma under this Section 11.7.8.1 shall become effective as of the date of such termination as provided above, but Puma shall pay Pint [***], not to exceed [***].

11.7.7.2

To the extent permitted by applicable Regulatory Authorities and as promptly as practicable after requested by Puma, Pint, at Pint’s sole cost and expense (unless the applicable termination was for Puma’s material breach pursuant to Section 11.3 or 11.6, in which case such transfer shall be at Puma’s sole cost and expense), shall: (a) transfer to Puma all Regulatory Filings and Regulatory Approvals held by Pint or its Affiliates or sublicensees with

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respect to Products in the Territory and will take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under such Regulatory Filings and Regulatory Approvals, including Marketing Authorizations, and (b) to the extent subsection (a) is not permitted by the applicable Regulatory Authority, grant and hereby does grant to Puma an exclusive and irrevocable right of access and right of reference to such Regulatory Approvals, including Marketing Authorizations, and Regulatory Filings filed by Pint or its Affiliates or sublicensees with respect to Products in the Territory and will reasonably cooperate to make the benefits of such Regulatory Approval and Regulatory Filings available to Puma or its designee(s).

11.7.7.3

Pint, if requested in writing by Puma, shall, at Pint’s sole cost and expense (unless the applicable termination was for Puma’s material breach pursuant to Section 11.3 or 11.6, in which case such provision shall be at Puma’s sole cost and expense), provide any and all (a) material correspondence with the relevant patent offices pertaining to Pint’s prosecution of the Patent Rights to the extent not previously provided to Puma during the course of the Agreement, and (b) a report detailing the status of all Patent Rights at the time of termination or expiration.

11.7.7.4

Pint hereby grants to Puma a non-exclusive, fully paid-up, royalty-free, worldwide, transferable, sublicensable, perpetual and irrevocable license under Pint’s interest in any Product Trademark for use for the purpose of Manufacturing, marketing, distributing, selling, or otherwise Developing and Commercializing Products.

11.7.7.5

At Puma’s option on a study-by-study basis for any study then on-going, and to the extent permitted under applicable agreements, Pint will take such actions as Puma may reasonably request, at Puma’s expense, to allow Puma or its CRO to complete the applicable study and to assign all

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related Regulatory Filings and Regulatory Approvals and investigator and other agreements relating to such study to Puma.

11.7.7.6

Within [***] after the effective date of termination of this Agreement, at Puma’s written request, Pint shall and shall cause its Affiliates to assign all of its right, title and interest in and to any Third Party agreements that solely relate to the Product and not to another product (“Third Party Agreement”) to Puma [***].

11.7.7.7

Promptly following the effective date of termination of this Agreement, Pint shall provide copies to Puma or its designee of any Know-How in Pint’s possession or control that is (a) reasonably useful or necessary to make, use, sell, offer for sale, or import the Products and (b) developed by Pint in the course of performing its obligations and exercising its rights under this Agreement.  Such Know-How shall include without limitation customer lists, but only to the extent such customer lists relate solely to the Product and not another product.

11.8

Survival.  Any expiration or termination of this Agreement shall not preclude the terminating Party from exercising any other of those remedies to which it may be entitled under this Agreement or Applicable Law, or terminate any right to obtain performance of any obligation provided for in this Agreement that shall survive termination.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing hereunder prior to such expiration or termination.  Without limiting the foregoing, the provisions of Sections 2, Sections 3.1 and 3.2 (but only, in the case of Sections 3.1 and 3.2, to the extent required to allow Pint to exercise the rights granted to Pint to continue to sell remaining inventory under Section 11.7.5), Sections 6.4.6 through 6.4.9, Section 6.5, and Sections 7, 8, 9, 10, 11, 12, 14 and 15 shall survive expiration or termination of this Agreement.

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12	Publicity and Publications

12.1	Publicity.

12.1.1

Each Party agrees not to issue any press release or other public statement, whether written, electronic, oral or otherwise, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement without the prior written consent of the other Party, provided however, that (a) on or after the Effective Date, each Party may, at its option, issue a global press release  (collectively, the “Global Press Releases”), and (b) neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or the rules and regulations of the SEC or any national securities exchange so long as the disclosing Party provides the other Party at least [***] prior written notice (and the right to review and comment on the proposed disclosure), to the extent practicable, and only discloses information to the extent required by Applicable Law or the rules and regulations of the SEC or national securities exchange, as set forth in Section 8.3.  The content of the Global Press Releases shall be reasonably agreed-upon by the Parties prior to the Effective Date.

12.2

Publications.  The restrictions imposed by this Section shall apply only to publication of the results of any activities conducted under this Agreement and shall not apply to publication by Puma or Pint of any other results, including publication by Puma of any such other results related to Compounds or Products.   Each Party acknowledges that the other Party’s personnel may desire to publish in scientific journals or present at scientific conferences results of activities conducted hereunder.  Both Parties understand that a reasonable commercial strategy may require delay of publication of information or filing of patent applications.  Accordingly, from and after the Effective Date, no publication of such results will be submitted, and no such presentation shall be made without the prior written consent of the other Party.  Any such publication or presentation shall be submitted in writing to the other Party for review by the other Party reasonably in advance of the proposed publication or presentation date.  The reviewing Party will reasonably consider such publication or presentation request, but shall not

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be obligated to consent thereto, and such reviewing Party shall provide its consent to or denial of such request within [***] of its receipt of such proposed publication or presentation.  The Parties will reasonably agree upon appropriate authorship of any such publication to which the other Party consents. The Parties acknowledge that Pfizer has certain rights with respect to publications relating to the Development of Products under the Pfizer License Agreement, and the Parties agree that such rights shall apply to any such publications under this Agreement.

13	Joint Steering Committee and Alliance Managers.

13.1	Formation. The Parties will establish a Joint Steering Committee (the “Joint Steering Committee” or “JSC”).

13.2

Structure.  The JSC will be composed of a total of [***] representatives, [***] of which will be appointed by each of Puma and Pint, with the [***].  Each individual appointed by a Party as a representative to the JSC will be an employee of such Party, or an employee of such Party’s Affiliate.  Each Party may replace any of its JSC representatives at any time upon written notice to the other Party, which notice may be given by e-mail, sent to the other Party’s co-chairperson.  The JSC will be co-chaired by one designated representative of each Party.  The co-chairperson of the JSC will cast its Party’s vote on the JSC and such designee will have the authority to make decisions on behalf of such Party.  Each co-chairperson will alternate being responsible for each meeting for (a) calling meetings, and (b) preparing and circulating an agenda in advance of each meeting; provided, however, that the applicable co-chairperson will include any agenda items proposed by either Party on such agenda. Each JSC representative will be subject to confidentiality obligations no less stringent than those in Article 8.

13.3

Time and Location of Meetings.  The JSC shall meet at such times and in such manner (either in person or remotely) as the JSC shall determine. The JSC will hold meetings [***] during the Term for so long as the JSC exists.  Other representatives of the Parties, their Affiliates and Third Parties involved in the Development or Commercialization of Products may be invited by the members of the JSC to attend meetings as non-voting observers; provided, however, that such representatives are subject to confidentiality obligations no less stringent than those set forth in Article 8;

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and, provided further, that each representative appointed by a Party to take action at a meeting will have sufficient authority to execute such action on behalf of such Party.  No action taken at a meeting will be effective unless at least one representative of each Party is present or participating.  Neither Party will unreasonably withhold attendance of at least one (1) representative of such Party at any meeting of the JSC for which reasonable advance notice was provided.

13.4

Minutes.  Each co-chairperson will alternate being responsible for drafting and issuing minutes of the meeting reflecting all material items discussed and any agreements of the JSC, which minutes shall be distributed to all JSC members for review and approval.  Such minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, or determinations arising out of the meeting.  Minutes of each JSC meeting shall be distributed to all JSC members within [***] of such meeting and shall be finalized and approved within [***] after each such meeting.  Approval of minutes may be indicated by email and by signature by one (1) JSC member from each Party; provided that if a Party’s JSC members have not notified the JSC of such members’ disapproval of such minutes prior to [***] after the meeting, such minutes shall be deemed approved by, and binding on, such Party’s JSC members.  Final minutes of each meeting shall be distributed to the members of the JSC by the chairperson.

13.5	Scope of Authority; Responsibilities.

13.5.1

The JSC shall perform the functions and assume the responsibilities and have such authority only as set forth in this Agreement.  The JSC shall perform only an informal oversight and collaboration role, reviewing the activities performed by the Parties under the Agreement and facilitating the sharing of information and reporting of activities between the Parties.

13.5.2

For the avoidance of doubt, the JSC shall have no authority to: (a) amend any of the terms of this Agreement, including by means of JSC minutes or otherwise; (b) waive any rights that either Party may otherwise have pursuant to this Agreement or otherwise; (c) allocate the ownership of any intellectual property right; (d) interpret this Agreement, or (e) determine whether or not a Party has met its

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diligence or other obligations under the Agreement or whether or not a breach of this Agreement has occurred.

13.6

Costs and Expenses of JSC.  Each Party shall be responsible for all travel costs, labor costs and out-of-pocket expenses incurred by its respective representatives in connection with attending the meetings and otherwise being part of the JSC.

13.7	Term of the JSC and Sub-Committees. The JSC shall, unless otherwise mutually agreed by the Parties, continue through the Term.

13.8	Alliance Managers.

13.8.1	Appointment. Each of the Parties shall appoint an Alliance Manager. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.

13.8.2

Responsibilities.  The Alliance Managers shall be appointed members of the JSC and shall attend all JSC meetings and support the other members of JSC in the discharge of their responsibilities.  In addition to the Alliance Managers’ duties as members of the JSC, each Alliance Manager: (a) will be the point of first referral for routine communications between the Parties; (b) will be a point of contact for coordinating activities between the Parties and attempting to resolve any conflicts; (c) will identify and bring disputes to the attention of the JSC in a timely manner; and (iii) will take responsibility for ensuring that activities, such as the conduct of required JSC and Sub-Committee meetings and production of meeting minutes, occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

13.8.3	Coordination re Promotion of the Product; Marketing and Promotional Materials

13.8.3.1	Among other activities, the Alliance Managers will work to coordinate promotion of Nerlynx and other Products in the Territory with the promotion of Products outside the Territory.

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13.8.3.2

Working through their Alliance Managers, the Parties will use Commercially Reasonable Efforts to develop and share marketing and promotional materials and to generally share information regarding marketing and promotion of the Products.

14	Dispute Resolution

14.1

Dispute Resolution; Escalation.  The Parties recognize that disputes as to certain matters arising out of or in connection with this Agreement may arise from time to time.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedited manner by mutual cooperation.  To accomplish this objective, any and all disputes between the Parties arising out of or in connection with this Agreement will first be referred to the JSC for resolution.  Should the JSC not be able to reach agreement at a duly called meeting of the JSC within [***] after the date on which the matter is referred to the JSC, then either Party may refer such matter to the CEO of Pint and CEO of Puma (collectively, the “DR Executives”) for resolution and the DR Executives will attempt to resolve the matter in good faith.  If the DR Executives fail to resolve such matter within [***] after the date on which the matter is referred to the DR Executives (unless a longer period is agreed to by the Parties in writing), then either Party may submit the dispute to the [***] for final resolution by binding arbitration in accordance with Section 14.2.

14.2

Arbitration.   Except as set forth in this Section 14.2, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof will be referred to and finally resolved by arbitration in accordance with the Rules of Arbitration (the “Rules”) of the [***], by an arbitral tribunal composed of three (3) arbitrators, all of whom will have previous judicial experience, with each Party appointing one (1) arbitrator and the third arbitrator to be selected by mutual agreement of the two (2) arbitrators appointed by the Parties.  The foregoing arbitration proceedings may be commenced by either Party by notice to the other Party.  Unless otherwise agreed by the Parties hereto, all such arbitration proceedings will be held in [***]; provided, however, that proceedings may be conducted by telephone conference call with the consent of the Parties and the

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arbitrator(s).  All arbitration proceedings will be conducted in the English language.  The arbitrator(s) will consider grants of equitable relief and orders for specific performance as co-equal remedies along with awards of monetary damages.  The arbitrator(s) will have no authority to award punitive damages.  The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be [***].  The Parties hereby agree that the arbitrator(s) has authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator(s) deem reasonable and necessary with or without petition therefore by the Parties as well as the final ruling and judgment.  All rulings by the arbitrator(s) will be final.  Notwithstanding any contrary provision of this Agreement, any Party may seek equitable measures of protection in the form of attachment of assets or injunctive relief (including, without limitation, specific performance and injunctive relief) in any matter relating to the proprietary rights and interests of either Party from any court of competent jurisdiction, pending a decision by the arbitral tribunal in accordance with this Section 14.2.  The Parties hereby exclude any right of appeal to any court on the merits of such matter.  The provisions of this Section 14.2 may be enforced and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets.  Except to the extent necessary to confirm an award or as may be required by Applicable Laws, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination.  Nothing in this Section 14.2 will preclude either Party from seeking interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.  Notwithstanding the Parties’ agreement to arbitrate, unless the Parties agree in writing in any particular case, claims and disputes between the Parties relating to or arising out of, or for which resolution depends in whole or in part on a determination of the interpretation, scope, validity, enforceability or infringement of, Intellectual Property Rights shall not be subject to arbitration under this Agreement, and the Parties may pursue

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whatever rights and remedies may be available to them under law or equity, including litigation in a court of competent jurisdiction, with respect to such claims and disputes.

15	General Provisions

15.1

Assignment.  Neither Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, except that: (a) Puma may assign to a Third Party its rights to receive some or all of the Milestone Payments and Royalties payable hereunder, provided that doing so does not adversely affect in any material respect the payment or other obligations of Pint hereunder; (b) each Party may assign its rights and obligations under this Agreement to one or more of its Affiliates without the consent of the other Party, provided that such assignment does not increase materially the other Party’s payment obligations (including without limitation such other Party’s tax payment obligations); and (c) either Party may assign this Agreement to the successor entity in the event it undergoes a Change in Control.  As used herein, “Change in Control” means the acquisition of a Party by a Third Party or the sale of all or substantially all of its business to which this Agreement relates.  The assigning Party shall provide the other Party with prompt written notice of any such assignment.  Any permitted assignee pursuant to clauses (b) and (c) above shall assume all obligations of its assignor under this Agreement, and no permitted assignment shall relieve the assignor of liability for its obligations hereunder.  Any attempted assignment in contravention of the foregoing shall be void.

15.2

Severability.  Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then such provision will be ineffective only to the extent of such invalidity or unenforceability, without invalidating the remainder of this Agreement, and the Parties agree to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Agreement.

15.3	Governing Law; Exclusive Jurisdiction.

15.3.1	This Agreement shall be governed by and construed under the laws in effect in the State of New York, US, without giving effect to any

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conflicts of laws provision thereof or of any other jurisdiction that would produce a contrary result.

15.3.2

The courts of the State of New York, US, shall have exclusive jurisdiction over any action brought to enforce this Agreement, and each of the Parties hereto irrevocably: (a) submits to such exclusive jurisdiction for such purpose; (b) waives any objection which it may have at any time to the laying of venue of any proceedings brought in such courts; (c) waives any claim that such proceedings have been brought in an inconvenient forum, and (d) further waives the right to object with respect to such proceedings that any such court does not have jurisdiction over such Party.  Notwithstanding the foregoing, application may be made to any court of competent jurisdiction with respect to the enforcement of any judgment or award, or the pursuit of injunctive or other equitable relief described in Article 14.

15.4

Force Majeure.  Except with respect to delays or non-performance caused by the negligent or intentional act or omission of a Party, any delay or non-performance by such Party (other than payment obligations under this Agreement) will not be considered a breach of this Agreement to the extent such delay or non-performance is caused by acts of God, natural disasters, acts of the government or civil or military authority, fire, floods, epidemics, quarantine, energy crises, war or riots or other similar cause outside of the reasonable control of such Party (each, a “Force Majeure Event”), provided that the Party affected by such Force Majeure Event will promptly begin or resume performance as soon as reasonably practicable after the event has abated.  If the Force Majeure Event prevents a Party from performing any of its obligations under this Agreement for [***], then the other Party may terminate this Agreement immediately upon written notice to the non-performing Party.

15.5

Waivers and Amendments.  The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.  No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver.  No provision of this Agreement may be

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

amended or modified other than by a written document signed by authorized representatives of each Party.

15.6

Relationship of the Parties.  Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Puma and Pint, or to constitute one Party as the agent of the other.  Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other Party.

15.7	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

15.8

Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by written notice):

If to Puma:

Puma Biotechnology, Inc.

10880 Wilshire Blvd

Suite 2150

Los Angeles, CA 90024

Fax: [***]

Attention:  [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

With copies to:

Latham & Watkins

650 Town Center Drive

20th Floor

Costa Mesa CA 92626-1925

Fax:  [***]

Attention:  [***]

Latham & Watkins

140 Scott Drive

Menlo Park CA 94025-1008

Fax: [***]

Attention: [***]

If to Pint:

Pint Pharma GmbH

Wipplingerstrasse 34 Top 112 – 119

Vienna- Austria

Attention: [***]

Email: [***]

Telephone: [***]

Fax: [***]

With copies to:

Legal Department

Pint Pharma GmbH

Wipplingerstrasse 34 Top 112 – 119

Vienna- Austria

Email: [***]

Telephone: [***]

Fax: [***]

Barker Davis

10 Greene Street

Providence, RI 02903

Telephone: [***]

Fax: [***]

Email: [***]

Attention:  [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

15.9

Further Assurances.  Pint and Puma hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

15.10

No Third Party Beneficiary Rights.  This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

15.11	Entire Agreement; Confidentiality Agreement.

15.11.1

This Agreement, together with its Exhibits and Schedules, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter, including, without limitation, that certain Confidentiality Agreement by and between the Parties, dated as of January 24, 2017 (the “CDA”).  The Parties acknowledge and agree that, as of the Effective Date, all Confidential Information (as defined in the CDA) disclosed by a Party pursuant to the CDA shall be considered such Party’s Confidential Information and subject to the terms set forth in this Agreement.

15.11.2	In the event of any conflict between a material provision of this Agreement and any Exhibit or Schedule hereto, the Agreement shall control.

15.12

Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail will be deemed to be original signatures.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

15.13

Cumulative Remedies.  Unless otherwise expressly set forth herein, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under applicable law.

15.14

Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, any rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

15.15

Construction. For purposes of this Agreement: (a) words in the singular shall be held to include the plural and vice versa as the context requires; (b) the words "including" and "include" shall mean "including, without limitation," unless otherwise specified; (c) the terms "hereof," "herein," "herewith," and "hereunder," and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (d) all references to "Section", "Schedule" and "Exhibit," unless otherwise specified, are intended to refer to a Section, Schedule or Exhibit of or to this Agreement.

15.16

Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the U.S. or other countries which may be imposed upon or related to the Parties from time to time (“Export Control Laws”).  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Authority.

(Signatures appear on following page.)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Puma Biotechnology, Inc

___/s/ Alan Auerbach_____________________________________

By

Name: Alan Auerbach

Title: CEO/President

Pint Pharma International SA

____/s/ David R. Munoz____________________________________

By

Name:  David R. Munoz

Title: CEO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Schedule 2.10

Other Compounds

[***]

]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Exhibit 3.4.1

Technology Transfer Plan

To be mutually agreed by Parties and added within [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Exhibit 4.3

Regulatory Approval Plan

The Provisions of the Regulatory Approval Plan regarding the Required Documents are complete and effective as provided below.  The remainder of the Regulatory Approval Plan will be added within [***].  Pint will draft the remainder of the Plan, for approval by Puma, not to be unreasonably withheld or delayed.

The following Required Documents must to be provided by Puma to Pint on or before the Required Document Deadline (except as expressly provided below), for use by Pint in obtaining Regulatory Approvals, including Marketing Authorizations, for Nerlynx in the Initial Indication in each of the following countries: [***].

All Required Documents will be delivered in the form Pint reasonably determines is appropriate for obtaining Regulatory Approval, including Marketing Authorization, for Nerlynx in the Initial Indication in each of the seven countries.

[***]

In addition, Puma agrees to use Commercially Reasonable Efforts to provide to Pint any additional documents that the Parties reasonably agree in good faith are required by any Regulatory Authority in any of the seven countries, (with Puma having reasonable time, not to exceed [***] from notice from Pint that such documents are required, to obtain such additional documents); provided that such additional documents shall not be deemed to be Required Documents hereunder.  Examples of such additional documents might include:

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Exhibit 4.7

Data Base Plan

To be added within [***].  Pint to draft, Puma to review and approve, such approval not to be unreasonably withheld or delayed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Exhibit 5.2

Supply Agreement Terms

1	Packaging and Labeling.

1.1

Puma will supply each Product with labels and packaging as specified by Pint, provided that Puma shall not be obligated to supply more than [***] distinct labelling and packaging configurations unless Puma otherwise agrees, in its sole discretion.

1.2	Pint will specify secondary packaging as required by each applicable authority.

1.3	Product will be delivered by Puma to Pint on a “release for supply” basis for export by Pint or its designee to markets in the Territory.

1.4	Subject to the foregoing, Puma will supply the Product to Pint in [***] form, including [***].

1.5	Any Product supplied for named patient or similar sales will be supplied with [***] labelling.

2	Samples for regulatory purposes (including any testing required for regulatory purposes).

2.1	Reasonable quantities to be supplied [***].

3	Forecasts and Orders. [***]

4	Batch size. Products ordered for commercial sales to be ordered in batches of at least [to be added by agreement of the Parties in definitive Supply Agreement] units. [***]

5	Lead times for Product orders.

5.1	For NPP sales: to be supplied on approximately on [***] notice.

5.2	For Commercial Sales: [to be added by agreement of the Parties in definitive Supply Agreement; may vary based on whether new packaging or labelling is required]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

5.3	Time for Puma to confirm commercial orders after Pint has placed a PO: [***]

6	Shelf life on Delivery: at least [***].

7	Delivery. Deliveries will be [***] (Incoterms 2010) at [***] and title and risk of loss will pass to Pint upon [***].

8

Purchase Price.  Transfer price will be all inclusive, including payment for all labor, labelling, packaging, Product and any other costs. The transfer price will be Puma’s per unit allocable cost of goods sold for the Product plus an additional [***] thereof, as more fully defined in Supply Agreement.

9	Payment Terms: [***] from delivery

10	Country of Origin: [***]

11	Production Allocation. Puma shall allocate its production capacity for the production of Product to be supplied to Pint on a basis that [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Schedule 9.2.15

All Puma Patents Rights existing as of the Effective Date in the United States and the Territory, indicating in the case of each Puma Patent Right the source of Puma’s Control over such Puma Patent Right

To be added by Puma within [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.